SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 1998



                      DATA TRANSMISSION NETWORK CORPORATION

             (Exact name of registrant as specified in its charter)



         Delaware                        0-15405                   47-0669375

(State or other jurisdiction           (Commission               (IRS Employer
     of incorporation)                 File Number)              Identification
                                                                      Number)



                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 2.  Acquisition or Disposition of Assets.

         On July 1, 1998, the registrant acquired all of the outstanding shares of capital stock of Kavouras, Inc., a Minnesota corporation, pursuant to a Stock Purchase Agreement dated March 30, 1998 among the registrant and the holders of all of the common stock of Kavouras, Inc. and an Agreement Regarding Stock Acquisition dated March 30, 1998 among Stephen P. Kavouras and two trusts of which he is a beneficiary and which were the controlling shareholders of Kavouras, Inc. (collectively the "Controlling Shareholders") and the registrant. Copies of such agreements are filed as Exhibits to this Form 8-K Current Report.

         Kavouras, Inc. is engaged in the development, design, manufacture, marketing and service of meteorological equipment and in the business of providing meteorological data services to government, aviation and commercial broadcast users. The registrant intends to continue to use the physical assets of Kavouras, Inc. (which includes a network of transmitters throughout the United States of America through which it provides its customers with color video displays and hard copies of weather radar, weather satellite and alphanumeric weather information) for the same business purposes. Kavouras, Inc. has been and will be a major supplier of meteorological data for the registrant's weather information services.

         The aggregate consideration given for the common stock of Kavouras, Inc. consisted of $16,400,000 in cash, of which $13,717,961 was paid to the Controlling Shareholders. The amount of the acquisition consideration was determined by the registrant based upon its analysis of the financial projections of Kavouras, Inc., the strategic position in the weather information business to be gained with the combination of weather products and services provided by Kavouras, Inc. and the registrant, and negotiations with Kavouras, Inc. which had other bidders. The acquisition of Kavouras, Inc. gives the registrant control of a major source of its timely weather information, entry into high-end weather markets (television broadcasting), vertical integration from the weather source (radar) to the final weather data display, and access to international weather markets.

         As part of the acquisition, the registrant entered into a Confidentiality and Non-Competition Agreement with Stephen P. Kavouras pursuant to which he agrees not to compete with the registrant in certain business in exchange for consideration of $4,000,000. In addition, the registrant entered into a five year employment agreement with Stephen P. Kavouras, which includes a $450,000 signing bonus. The registrant also agreed with the Controlling Shareholders to have Kavouras, Inc. distribute retention bonuses to certain of its key employees.

         The funds used to finance the acquisition were borrowed by the registrant under its revolving credit facility with First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, N.A., Norwest Bank Nebraska, N.A., Bank of Montreal, LaSalle National Bank, Mercantile Bank of St. Louis, N.A., U.S. Bank, National Association, and Nationsbank, N.A.

         Details of such acquisition also are contained in the news releases issued by the registrant on March 31, 1998 and July 6, 1998, copies of which are filed as Exhibits to this Form 8-K Current Report.

Item 7.  Financial Statements and Exhibits.

         (a) Historical audited financial statements and notes of Kavouras, Inc. for years ended December 31, 1996 and 1997 and interim unaudited financial statements for six months ended June 30, 1998.

         (b) Pro Forma unaudited combined financial statements and notes of Data Transmission Network Corporation and Kavouras, Inc. for year ended December 31, 1997 and for six months ended June 30, 1998.

         (c)   Exhibits
               2.1 Stock Purchase Agreement dated March 30, 1998, among the holders of all of the common stock of Kavouras, Inc. and Data Transmission Network Corporation.

               2.2 Agreement Regarding Stock Acquisition dated March 30, 1998, among the Controlling Shareholders and Data Transmission Network Corporation.

               23.1  Consent of PricewaterhouseCoopers LLP

               99.1 News release of Data Transmission Network Corporation dated March 31, 1998.

               99.2 News release of Data Transmission Network Corporation dated July 6, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         Date: September 11, 1998

                                    DATA  TRANSMISSION  NETWORK CORPORATION



                                    By:/s/ Brian L. Larson
                                       Brian L. Larson, Vice President,
                                       Chief Financial Officer, Secretary
                                       And Treasurer

                      DATA TRANSMISSION NETWORK CORPORATION

                            Financial Statement Index

Item No.                                                                Page No.

7a.        Historical audited financial statements and notes               6
           of Kavouras, Inc. for years ended December 31, 1996 and 1997 and interim unaudited financial statements for six months ended June 30, 1998.

7b.        Pro Forma unaudited combined financial statements              19
           and notes of Data Transmission Network Corporation and Kavouras, Inc. for year ended December 31, 1997 and for six months ended June 30, 1998.

                                    ITEM 7a.


         Historical audited financial statements and notes of Kavouras, Inc. for years ended December 31, 1996 and 1997 and interim unaudited financial statements for six months ended June 30, 1998.

Report of Independent Accountants

To the Directors and Stockholders of
Kavouras, Inc.:

We have audited the accompanying consolidated balance sheets of Kavouras, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kavouras, Inc. and subsidiaries as of December 31, 1997 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, on March 30, 1998, the Company entered into a stock purchase agreement to sell the Company.




Minneapolis, Minnesota                           PricewaterhouseCoopers LLP
April 6, 1998

Kavouras, Inc.
Consolidated Balance Sheets

                                                         June 30,                         December 31,
                                                           1998                    1997                 1996
                                                       -------------               ----                 ----
                  ASSETS                                 unaudited


Current assets:
 Cash                                                   $   254,147          $       119,512      $    11,071
 Receivables, net of allowance for doubtful
  Accounts of $60,000 and $100,000 in
  1997 and 1996, respectively                             2,293,385                2,105,047        2,703,535
 Inventories                                              5,294,939                4,091,387        4,028,031
 Prepaid expenses and other                                 221,628                  258,282          154,045
 Deferred income taxes                                      226,000                  226,000          164,000
                                                        -----------              -----------      -----------

    Total current assets                                  8,290,099                6,800,228        7,060,682
                                                        -----------              -----------      -----------

Property and equipment, net                               5,859,479                5,792,023        6,108,982
Deferred income taxes                                          -                      -                38,000
Other assets                                                274,468                  190,268          197,642
                                                        -----------              -----------      -----------

    Total assets                                        $14,424,046              $12,782,519      $13,405,306
                                                        ===========              ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Borrowings under revolving credit agreement              1,980,936                     -           1,899,170
 Notes payable, current                                      80,501                   72,599           62,668
 Capital lease obligations, current                         267,697                  272,204          363,268
 Cash overdraft                                                -                        -             126,519
 Accounts payable                                         2,080,343                  943,652        1,732,459
 Accrued expenses                                           550,234                1,598,635          907,851
 Customer deposits                                          712,488                  886,968          739,933
                                                        -----------              -----------      -----------

    Total current liabilities                             5,672,199                3,774,058        5,831,868
                                                        -----------                ---------        ---------
Notes payable, noncurrent                                 2,371,445                2,416,322        2,492,139
Capital lease obligations, non current                      527,721                  661,118          710,652
Deferred income taxes                                       119,000                  119,000             -
                                                        -----------              -----------      -----------

    Total liabilities                                     8,690,365                6,970,498        9,034,659
                                                        -----------              -----------      -----------

Stockholders' equity:
 Common stock, $100 par value, 250 shares
  authorized, 155-5/12 shares issued and
  outstanding                                                15,542                   15,542           15,542
 Additional paid-in capital                                  23,538                   23,538           23,538
 Retained earnings                                        5,694,601                5,924,991        4,487,997
 Stockholder note receivable                                   -                    (152,050)        (156,430)
                                                        -----------              -----------      -----------

    Total stockholders' equity                            5,733,681                5,812,021        4,370,647
                                                        -----------              -----------      -----------

    Total liabilities and stockholders' equity          $14,424,046              $12,782,519      $13,405,306
                                                        ===========              ===========      ===========

The accompanying  notes  are an  integral  part of the  Consolidated  Financial
Statements.


Kavouras, Inc.
Consolidated Statements of Operations and Retained Earnings

                                                    Six Months Ended                     Year Ended
                                                        June 30,                         December 31,
                                                    ----------------                     ------------
                                                          1998                      1997              1996
                                                        unaudited

Revenue:
 Net product sales                                      $ 2,543,536              $ 8,241,208        $ 6,634,725
 Meteorological services                                  6,172,064               11,438,954         10,926,986
                                                        -----------              -----------        -----------

    Total revenue                                         8,715,600               19,680,162         17,561,711
                                                        -----------              -----------        -----------

Costs and expenses:
 Cost of product sales                                    2,583,111                6,352,537          5,909,927
 Cost of meteorological services                          2,000,334                3,703,524          4,137,724
 Selling                                                  1,091,512                2,111,370          2,196,759
 General and administrative                               1,796,520                2,910,618          2,584,658
 Research and development                                 1,404,290                2,203,549          2,151,775
                                                        -----------              -----------        -----------

    Total costs and expenses                              8,875,767               17,281,598         16,980,843
                                                        -----------              -----------        -----------

    Operating (loss) income                                (160,167)               2,398,564            580,868

Interest expense                                           (183,335)                (432,136)          (390,922)

Other, (expense) income                                     (15,888)                  23,566            155,387
                                                        ------------             -----------        -----------

    (Loss) income before income taxes                      (359,390)               1,989,994            345,333

(Benefit) provision for income taxes:
 Current                                                   (107,000)                 458,000            105,000
 Deferred                                                   (22,000)                  95,000             22,000
                                                        ------------             -----------        -----------

                                                           (129,000)                 553,000            127,000
                                                        ------------             -----------        -----------

    Net (loss) income                                      (230,390)               1,436,994            218,333

Retained earnings, beginning of year                      5,924,991                4,487,997          4,269,664
                                                        -----------              -----------        -----------

Retained earnings, end of year                           $5,694,601               $5,924,991         $4,487,997
                                                         ==========               ==========         ==========








The  accompanying  notes  are an  integral  part of the  Consolidated  Financial
Statements.


Kavouras, Inc.
Consolidated Statements of Cash Flow
Increase (Decrease) in Cash

                                                       Six Months Ended                      Year Ended
                                                             June 30,                       December 31,
                                                       ----------------                     ------------
                                                              1998                     1997             1996
                                                            unaudited

Cash flows from operating activities:
 Net (loss) income                                         $  (230,390)            $ 1,436,994       $   218,333
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Depreciation and amortization                                 592,558               1,131,454         1,020,577
 Loss on disposal of equipment                                  54,338                   1,016             6,827
 Provision for doubtful accounts                                11,811                  20,369            62,533
 Provision for inventory obsolescence                          116,605                  92,919           159,021
 Deferred income taxes                                         (22,000)                 95,000            22,000
 Changes in operating assets and liabilities:
  Trade receivables                                           (200,149)                578,119           396,017
  Inventories                                               (1,320,157)               (156,275)       (1,293,403)
  Prepaid expenses and other                                    36,654                (104,237)          (30,622)
  Accounts payable, accrued expenses and
   customer deposits                                            30,628                  49,012           662,648
                                                           -----------             -----------       ------------

    Net cash provided (used) by operating activities          (930,102)              3,144,371         1,223,931
                                                           -----------             -----------       -----------

Cash flows from investing activities:
 Additions to property and equipment                          (762,959)               (547,941)         (713,007)
 Principal payments received on stockholder
  note receivable                                                2,350                   4,380             3,984
 Increase in other assets                                       19,289                  (8,396)          (69,990)
                                                           -----------             -----------       -----------

    Net cash used by investing activities                     (741,320)               (551,957)         (779,013)
                                                           -----------             -----------       -----------

Cash flows from financing activities:
 Net increase (decrease) in borrowings under
  revolving credit agreement                                 1,980,936              (1,899,170)           (1,819)
 Principal payments on notes payable                           (36,975)                (65,886)          (47,215)
 Principal payments on capital lease obligations              (137,904)               (392,398)         (334,419)
 Net decrease in cash overdraft                                   -                   (126,519)           (5,113)
 Payment of debt issuance costs                                   -                       -              (47,650)
                                                           -----------             -----------       -----------

    Net cash provided (used) by financing activities         1,806,057              (2,483,973)         (436,216)

Net increase in cash                                           134,635                 108,441             8,702

Cash, beginning of year                                        119,512                  11,071             2,369
                                                           -----------             -----------       -----------

Cash, end of year                                          $   254,147             $   119,512       $    11,071
                                                           ===========             ===========       ===========


The  accompanying  notes  are an  integral  part of the  Consolidated  Financial
Statements.


Kavouras, Inc.
Notes to Consolidated Financial Statements


1.     Summary of Significant Accounting Policies:

       Nature of Business:

       Kavouras, Inc. (the Company) is engaged in the development, design, manufacture, marketing and service of meteorological equipment and also provides meteorological data services to government, aviation and commercial broadcast users. The Company operates a network of transmitters throughout the United States through which it provides its customers with color video displays and hard copies of weather radar, weather satellite and alphanumeric weather information.

       Principles of Consolidation:

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       Interim Statements

       The information furnished herein relating to interim periods has not been audited by independent Certified Public Accountants. The interim financial information in this report reflects all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented in accordance with generally accepted accounting principles. All such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

       Concentrations of Credit Risk:

       Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Substantially all of the Company's cash at December 31, 1997 and 1996, was held by one financial institution. Substantially all of the Company's accounts receivable are due from customers located throughout the United States, and several foreign countries.

       Inventories:

       Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

       Property and Equipment:

       Property and equipment are stated at cost. Expenditures for improvements which extend useful lives are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line method over the estimated useful asset lives of three to forty years. When property or equipment is retired from service or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the asset accounts with the resulting gain or loss included in operations.

       Income Taxes:

       Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

       Revenue Recognition:

       Sales are recognized when the goods are shipped or services are rendered to the customer except sales under long-term contracts. Sales under long-term contracts are recorded under the percentage-of-completion method, wherein revenue is recognized based on costs and estimated gross margin during the period the work is performed. Revenue is recognized as a percentage of estimated total revenue based on the relationship that incurred costs to date bear to the most recent estimate of total costs. The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the year in which these changes become known.

       Research and Development:

       Expenditures for research and development are charged to expense as they are incurred.

       Use of Estimates:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relates to the collectibility of certain receivables, the determination of net realizable value of certain inventory items, the determination of its warranty accrual, and the realizability of deferred tax benefits.

       New Accounting Standards:

       In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. Management does not expect any differences between net income and comprehensive income.

       The FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS N0. 131 establishes standards for reporting operating segment information in both annual reports and interim financial reports issued to shareholders. The Company is reviewing the requirements of SFAS No. 131, and has not determined if it will be required to present segment information beyond the one segment currently presented. SFAS No. 131 is required to be adopted effective with the Company's year-end 1998 reporting.

       In March 1997, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1 as amended by SOP 98-4, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP provides guidance on accounting for the costs of computer software development or obtained for internal use. The Company is reviewing the requirements of the SOP and has not determined if it is applicable to the Company. SOP 98-1 is required to be adopted by the Company no later than the year ending December 31, 1999.

2.     Pending Sale of the Company:

       On March 30, 1998, the Company and Data Transmission  Network Corporation
       (DTN) executed a Stock Purchase Agreement whereby DTN will acquire all outstanding shares of the Company at a predetermined price per share. The agreement is subject to regulatory approval and is expected to close on July 1, 1998.

3.     Other Financial Statement Data:

       Balance Sheet:

                                                                 1997              1996
                                                                 ----              ----

        Inventories:
         Product materials, primarily electronic
          Components                                           $ 3,171,484        $ 3,030,365
          Work-in-process                                          919,903            997,666
                                                               -----------        -----------

                                                               $ 4,091,387        $ 4,028,031

        Property and equipment:
         Land                                                      220,269            212,587
         Building                                                2,535,246          2,450,404
         Radar transmitters                                      3,418,594          4,028,035
         Production and test equipment                           1,670,232          1,601,959
         Furniture, sales support and other
          equipment                                              2,649,195          2,366,223
         Data service computers and communi-
          cations equipment under capital leases                 3,535,500          3,325,794
                                                               -----------        -----------

                                                                14,029,036         13,985,001
         Less accumulated deprecation and
          amortization                                          (8,237,013)        (7,876,019)
                                                               -----------        -----------

                                                               $ 5,792,023        $ 6,108,982
                                                               ===========        ===========
         Accrued expenses:
          Accrued salaries and benefits                            774,908            518,649
          Accrued warranty                                         285,000            139,315
          Income taxes payable                                     428,881             78,941
          Other                                                    109,846            170,946
                                                               -----------        -----------

                                                               $ 1,598,635        $   907,851
                                                               ===========        ===========

Statements of Cash Flows:
         Cash paid during the year for:
          Interest                                             $   454,008        $   368,556
          Income taxes                                              93,486            164,341

         Noncash financing and investing transactions:
          Capital lease obligations incurred for
           new equipment                                           251,800            602,751
          Draws from restricted cash for construction
           cost and equipment purchases                               -               339,369
          Note payable incurred for construction of
           building                                                   -             1,109,700



4.     Stockholder Note Receivable:

       The Company has a note receivable bearing interest at 9.5% from its majority stockholder, collateralized by a first mortgage interest in residential property. An interest and principal payment of approximately $1,600 is required monthly through December 1, 2012.

5.     Financing Agreements:

       Borrowings Under Revolving Credit Agreement:

       The Company has a revolving credit agreement with Norwest Bank Minnesota, N.A., as amended, which provides for maximum borrowings equal to the lesser of certain eligible inventories and accounts receivable or $2,750,000. Borrowings under the agreement are due on demand and bear interest at .25% over the bank's base rate which was 8.5% at December 31, 1997. The credit agreement expires on September 30, 1998. Borrowings are collaterialized by all inventories and accounts receivable. Borrowings available under the revolving credit agreement were approximately $1,600,000 and $1,200,000 at December 31, 1997 and 1996, respectively.

       Notes Payable:

       Notes payable at December 31, 1997 and 1996, consist of the following:

                                                                                     1997               1996
                                                                                     ----               ----

       Notes payable, Norwest Bank Minnesota,  N.A., payable in variable monthly installments  including  principal and accrued interest computed annually at 3%  over  the  monthly  average  yield  on  United  States  Government
       Securities (5.75% rate at December 31, 1997), through July 31, 2006, with balloon  payments  of  $501,000  and  $558,000  due  in  2004  and  2007,
       respectively  (assuming  an  interest  rate of  8.75%).  These  notes are collateralized  by a senior  interest  in the  receivables,  inventories,
       equipment and real estate of the Company.                                     $1,546,286         $1,589,180

       Notes payable, Small Business Administration, payable in variable monthly installments  including  principal  and  accrued  interest  at 8.7% and administrative  fees at .6%,  through  November  2014.  These notes are collateralized  by a  subordinated  interest  in the  real  estate  and equipment of the Company and are personally guaranteed by the Company's
         majority stockholder.                                                          942,635            965,627
                                                                                     ----------         ----------

                                                                                      2,488,921          2,554,807
       Less current portion                                                             (72,599)           (62,668)
                                                                                     ----------         ----------

                                                                                     $2,416,322         $2,492,139
                                                                                     ==========         ==========


       The future payments on the long-term notes payable and SBA note (assuming an interest rate of 8.75% on the notes payable, bank) are as follows:


           1998                                          $   72,599
           1999                                              73,625
           2000                                              91,127
           2001                                              99,303
           2002                                              83,366
           Thereafter                                     2,068,901
                                                         ----------

                                                         $2,488,921
                                                         ==========

       The bank notes payable and revolving credit agreement contains restrictive covenants including, among others, maintaining tangible net worth, as defined, of at least $4,672,000, minimum net income of $300,000 during the year ended December 31, 1997, and a minimum current ratio.

6.     Leases:

       Operating:

       The Company leases warehouse space under noncancellable operating lease agreements through July 1998. The Company also leases office space and test equipment under various cancelable monthly leases.

       Total rental expense under these agreements amounted to approximately $121,546 and $122,326 for 1997 and 1996, respectively.

       Capital:

       The Company also leases certain computers and communications equipment, used primarily by the Company to provide meteorological services to customers under capital lease arrangements. These leases generally allow the Company to purchase the related equipment at the end of the lease term for $1. Equipment under capital leases, included in property and equipment, consist of the following at December 31:

                                                             1997              1996

       Data service computers and communications
         equipment                                        $3,535,500         $3,325,794

       Accumulated amortization                           (2,458,699)        (2,104,889)
                                                          ----------         ----------

                                                          $1,076,801         $1,220,905
                                                          ==========         ==========


       Future minimum annual lease payments under capital and operating leases, excluding office space and test equipment under cancelable monthly leases, as of December 31, 1997, are as follows:

                                                            Capital           Operating

              1998                                       $   346,125          $  17,880
              1999                                           321,862              6,080
              2000                                           250,494              6,080
              2001                                           142,253              6,080
              2002                                            27,863                  0
                                                         -----------          ---------

       Total minimum lease payments                        1,088,597          $  36,120
                                                         -----------          =========

       Less amounts representing imputed interest at
         Various rates (8.6% - 15.9%)                        155,275
                                                         -----------

       Present value of minimum lease payments               933,322

       Current portion of capital lease obligations          272,204
                                                         -----------

       Capital lease obligation, less current portion    $   661,118
                                                         ===========

7.     Income Taxes:

       The provision for income taxes at December 31, 1997 and 1996 consisted of the following:

                                                               1997               1996
                                                               ----               ----

       Currently payable:
        Federal                                              $442,800           $ 92,800
        State                                                  10,400              8,000
        Foreign                                                 4,800              4,200
                                                             --------           --------

                                                              458,000            105,000

       Deferred                                                95,000             22,000
                                                             --------           --------

       Provision for income taxes                            $553,000           $127,000
                                                             ========           ========

       Reconciliation between the Company's effective income tax rate and the U.S. Statutory rate at December 31, 1997 and 1996 are as follows:

                                                                          1997              1996

       Statutory U.S. federal income tax                                  34.0%            34.0%
       State income taxes, net of U.S. federal income tax
         Benefit                                                           3.0              3.1
       Utilization of research and development tax credits               (12.9)            (4.7)
       Change in valuation allowance                                      (5.0)
       Other                                                               8.7             (6.7)
                                                                          ----             -----

                                                                          27.8%            36.8%
                                                                          =====            =====


       Temporary differences comprising the net deferred tax asset recognized in the accompanying consolidated balance sheet at December 31, 1997 and 1996 are as follows:

                                                                                1997              1996

       Deferred tax assets:
         Accounts receivable                                                 $  22,000         $  36,000
         Inventory reserves                                                    101,000            77,000
         Warranty accrual                                                      103,000            50,000
       Research and development tax credit carryforwards                       377,000           614,000
                                                                             ---------         ---------

                                                                               603,000           777,000

       Deferred tax liability
         Accelerated depreciation                                             (446,000)         (425,000)
                                                                             ---------         ---------

                                                                               157,000           352,000
       Valuation allowance                                                     (50,000)         (150,000)
                                                                             ---------         ---------

       Net deferred tax assets                                               $ 107,000         $ 202,000
                                                                             ==========        ==========

       The valuation allowance for net deferred tax assets decreased in 1997 by $100,000. The reduction was the result of higher profitability and the utilization of research and development tax credit carryforwards.

       For income tax reporting purposes, the Company has federal and state research and development tax credit carryforwards of $378,000 and $236,000, respectively, which expire at various dates from 2004 through 2011. In addition, the Company has available federal alternative minimum tax credit carryforwards of approximately $17,000 with no expiration date. The utilization of these carryforwards is dependent upon the Company's ability to generate sufficient taxable income during the carryforward periods and is subject to annual usage limitations under provisions of the Internal Revenue Code.

8.     Employee Benefit Plans:

       The Company maintains a contributory defined contribution savings plan, which qualifies under Section 401(k) of the Internal Revenue Code and covers employees who meet certain age and service requirements. Employee contributions are limited to the maximum amount allowed by the Internal Revenue Code. The Company may make discretionary contributions, which are allocable to participants based on employee contributions. During the 1997 and 1996, approximately $90,554 and $89,189, respectively, was charged to operations for contributions to the plan and administrative fees.

       In 1997, the Company established a defined contribution profit sharing plan, which covers employees who have completed one year of service. Contributions to the plan are determined annually by the Company.
       Contributions to the plan totaled $194,800 for the year ended December 31, 1997.

9.     Significant Customers:

       A portion of the Company's sales have been derived from one significant customer, an agency of the United States Government, representing approximately 10% and 13% of total sales in 1997 and 1996, respectively, and 13% and 16% of accounts receivable at December 31, 1997 and 1996, respectively. In addition, foreign sales represent 8% and 11% of total sales in 1997 and 1996, respectively.

10.    Subsequent Event:

       On January 30, 1998, the Company entered into a consulting agreement with Earth Watch Communications, Inc., a provider of integrated weather systems. This agreement requires the Company to make cash payments in consideration for consulting services through May 1997 totaling $240,000.

       On April 6, 1998, the Company entered into an exclusive royalty free license agreement with Earth Watch Communications, Inc., through the year 2018 which provides the Company with certain software rights throughout the world with the exception of the United States and Canada, in exchange for a cash payment of $1,500,000. Upon execution of this agreement, payment was remitted by DTN (see Note 2) and all rights of the agreement were assigned by the Company to DTN. In addition, the Company has the option to acquire royalty free license rights for the United States and Canada for $1,500,000. This option must be exercised on or before June 20, 1998.

                                    ITEM 7b.


         Pro Forma unaudited combined financial statements and notes of Data Transmission Network Corporation and Kavouras, Inc. for year ended December 31, 1997 and for six months ended June 30, 1998.

                PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS

         The pro forma unaudited combined financial statements of the Company have been prepared to give effect to (1) the Acquisition of all the outstanding shares of capital stock of Kavouras, Inc., and (2) the Acquisition financing. The acquisition purchase price of $22,650,000 is made up of: (1) $16,400,000 for 100% of the capital stock outstanding, (2) $4,000,000 for a Confidentiality and Non-Competition Agreement with Stephen P. Kavouras, (3) $450,000 in a signing bonus to Stephen P. Kavouras for a five year employment agreement and (4) $1,800,000 for non-contingent retention bonuses to certain key employees. At closing, $20,650,000 was paid with the remaining $2,000,000 relating to the Confidentiality and Non-Competition Agreement to be paid in equal $500,000 payments over the next four anniversary dates of closing. The Company used its existing operating line of credit to fund this acquisition. In addition, the proforma unaudited combined financial statements reflect purchase accounting adjustments to the carrying value of certain Kavouras, Inc. assets and liabilities to fair value.

         These pro forma combined financial statements have been derived from, and should be read in conjunction with, the historical financial statements and related notes of the Company and Kavouras contained herein. The Pro Forma Combined Balance Sheet assumes that the Acquisition and the Acquisition Loan occurred as of June, 30, 1998. The Pro Forma Combined Statements of Operations assume that all such transactions occurred on January 1, 1997.

         The pro forma adjustments are based on available financial information and certain estimates and assumptions. Therefore, it is likely that actual results will differ from the pro forma adjustments. Management of the Company believes that any differences between the actual results and the pro forma adjustments will not have a material effect on the pro forma combined financial statements as presented herein.

         THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL DATA ARE PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT ACTUALLY WOULD HAVE OCCURRED HAD THE ACQUISITION AND THE ACQUISITION LOAN BEEN CONSUMMATED ON THE DATES INDICATED OR THE RESULTS THAT MAY OCCUR OR BE OBTAINED IN THE FUTURE.

                               PRO FORMA COMBINED
                                  BALANCE SHEET
                                  June 30, 1998

                                                                                       Pro Forma
Unaudited                                         DTN              Kavouras           Adjustments            Pro Forma
---------------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash                                              $       -          $    254,147       $       -              $    254,147
Accounts receivable                                  9,481,724          2,293,385           (319,584)   a        11,455,525
Inventory                                                 -             5,294,939           (155,257)   a         5,139,682
Prepaid expenses                                       694,804            221,628               -                   916,432
Deferred commission expense                          2,889,884               -                 7,005    a         2,896,889
                                                  -------------------------------------------------------------------------
  Total Current Assets                              13,066,412          8,064,099           (467,836)            20,662,675

Net Property & Equipment                           109,041,471          5,859,479             56,890    a       114,957,840

Net Intangible Assets                               42,288,355               -            17,688,749    a        59,977,104

Other Assets                                         4,351,950            500,468            434,000    b         5,286,418
                                                  -------------------------------------------------------------------------

  Total Assets                                    $168,748,188       $ 14,424,046       $ 17,711,803           $200,884,037
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable                                  $  8,953,870       $  2,080,343       $       -              $ 11,034,213
Accrued Expenses                                    10,008,257            550,234          2,795,484    c        13,353,975
Current Portion of Debt                             22,701,458          2,329,134               -                25,030,592
                                                  -------------------------------------------------------------------------
  Total Current Liabilities                         41,663,585          4,959,711          2,795,484             49,418,780

Deferred Income Tax                                       -               119,000               -                   119,000
Long-Term Debt                                      69,410,830          2,899,166         20,650,000    d        92,959,996
Equipment Deposits                                     462,024               -                  -                   462,024
Unearned Revenue                                    26,279,076            712,488               -                26,991,564

Stockholders' Equity
Common Stock                                            11,389             15,542            (15,542)   e            11,389
Paid-in-Capital                                     33,128,958             23,538            (23,538)   e        33,128,958
Retained Earnings (Deficit)                         (2,207,674)         5,694,601         (5,694,601)   e        (2,207,674)
                                                  -------------------------------------------------------------------------

  Total Stockholders' Equity                        30,932,673          5,733,681         (5,733,681)            30,932,673
                                                  -------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity          $168,748,188       $ 14,424,046       $ 17,711,803           $200,884,037
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to pro forma combined balance sheet.


                    NOTES TO PRO FORMA COMBINED BALANCE SHEET
                               As of June 30, 1998


(a) Adjustment to the net assets of Kavouras to reflect fair values under purchase accounting:

         Purchase Price                                                                      $22,650,000
         Net assets of Kavouras at June 30, 1998                    5,733,681
         Purchase accounting adjustments:
              Reduce accounts receivable to fair value               (319,584)
              Reduce inventory to fair value                         (155,257)
              Adjustment to deferred commissions to
                 conform to accounting policy of Company                7,005
              Increase building to fair value                          56,890
              Increase accrued expenses to fair value                 (95,484)
              Accrual of acquisition related costs                   (700,000)
              Deferred taxes on purchase accounting adjustments       434,000
                                                                    ---------

                                                                    4,961,251                  4,961,251
                                                                    ---------                -----------
         Excess of purchase price over net assets acquired                                   $17,688,749
                                                                                             ===========

(b) Adjustment to the deferred tax asset to reflect the 36% effective tax rate on the purchase accounting adjustments listed above in (a).

(c)      Adjustment to reflect the following:
              Accrued expenses to fair value                                                     $95,484
              Accrual of acquisition related costs                                               700,000
              Purchase price to be paid over four years                                        2,000,000
                                                                                             -----------
                                                                                             $ 2,795,484
                                                                                             ===========
(d)      Adjustment to reflect the acquisition debt of $20,650,000 that was used to pay the  amount of the  purchase  price due at time of  closing.  An additional $2,000,000 is due to be paid over the next four years.

(e)      Adjustment to reflect the elimination of the Kavouras capital accounts.



                               PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997


                                                                                          Pro Forma
Unaudited                                           DTN              Kavouras            Adjustments           Pro Forma
------------------------------------------------------------------------------------------------------------------------
Revenues
Subscriptions                                  $101,194,290         $11,438,954         ($1,433,000)  a      $110,350,313
                                                                                           (849,931)  e
Equipment Sales                                        -              8,241,208             829,562   e         9,070,770
Additional services                               6,694,754                -                   -                6,694,754
Communication services                           10,050,073                -                   -               10,050,073
Advertising                                       3,809,748                -                   -                3,809,748
Service initiation fees                           4,625,487                -                   -                4,625,487
                                               --------------------------------------------------------------------------

  Total Revenues                                126,374,352          19,680,162          (1,453,369)          144,601,145

Expenses
Cost of Sales                                          -             10,056,061          (3,849,358)  e         6,206,703
Selling, general & administration                61,790,861           6,293,458          (1,433,000)  a        69,350,614
                                                                                          2,699,295   e
Sales Commissions                                 9,884,783             932,079                -               10,816,862
Depreciation & Amortization                      42,315,305                -              2,214,000   b        45,658,561
                                                                                          1,129,256   e
                                               --------------------------------------------------------------------------
  Total Expenses                                113,990,949          17,281,598             760,193           132,032,740
                                               --------------------------------------------------------------------------

Operating Income (Loss)                          12,383,403           2,398,564          (2,213,562)           12,568,405

Interest expense                                  9,098,231             432,136           1,549,000   c        11,079,367
Other income, net                                   121,909              23,566                (438)  e           145,037
                                               --------------------------------------------------------------------------

Income (Loss) Before Income
 Taxes                                            3,407,081           1,989,994          (3,763,000)            1,634,075

Income tax (benefit) provision                    1,171,000             553,000          (1,355,000)  d           369,000
                                               --------------------------------------------------------------------------

Net Income (Loss)                                $2,236,081          $1,436,994         ($2,408,000)         $  1,265,075
-------------------------------------------------------------------------------------------------------------------------
Basic Income Per Share                           $     0.20                -                   -             $       0.11
-------------------------------------------------------------------------------------------------------------------------
Diluted Income Per Share                         $     0.19                -                   -             $       0.10
-------------------------------------------------------------------------------------------------------------------------
Basic Shares Outstanding                         11,100,684                -                   -               11,100,684
-------------------------------------------------------------------------------------------------------------------------
Diluted Shares Outstanding                       12,082,556                -                   -               12,082,556
-------------------------------------------------------------------------------------------------------------------------

See accompanying notes to Pro Forma Combined Statement of Operations.

                           NOTES TO PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997


(a) Reflects elimination of business activities occurring between the two companies prior to the acquisition. These items include:

            Subscription revenue reduction of $1,433,000 related to business revenue incurred between the two companies prior to the acquisition.

            Quotes, news and information costs reduction of $1,433,000 related to business expenses incurred between the two companies prior to the acquisition.

(b) Increase in depreciation and amortization due to intangible assets (goodwill) capitalized as a result of the acquisition. The intangible assets consist of $13,238,749 of goodwill, $4,000,000 of a non-competition agreement and $450,000 of an employment agreement which are being amortized using the straight-line method over ten and five years respectively.

(c) Increase in interest expense due to the addition of $20,650,000 in long-term debt as a result of the acquisition. This debt is from the Company's revolving line of credit and is accruing interest at the rate of 7.50%.

(d) Increase in income tax benefit due to net loss created from pro forma adjustments stated above, calculated at the current provision rate of 36%.

(e) Adjustments to reflect reclassifications of revenue and expenses to conform with the Company's presentation are shown below:

            Subscriptions                                     ($  849,931)
            Equipment Sales                                    $  829,562
            Cost of Sales                                     ($3,849,358)
            Selling, general & administrative                  $2,699,295
            Depreciation & amortization                        $1,129,256
            Other income, net                                 ($      438)
                                                              ------------

                                                               $        0
                                                              ============





                               PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1998

                                                                                Pro Forma
Unaudited                                     DTN             Kavouras         Adjustments        Pro Forma
------------------------------------------------------------------------------------------------------------
Revenues
Subscriptions                             $56,436,574        $6,172,064        ($907,000) a      $61,227,823
                                                                                (473,815) e
Equipment Sales                                  -            2,543,536          462,004  e        3,005,540
Additional services                         3,581,516             -                 -              3,581,516
Communication services                      5,370,814             -                 -              5,370,814
Advertising                                 1,871,560             -                 -              1,871,560
Service initiation fees                     1,962,165             -                 -              1,962,165
                                          ------------------------------------------------------------------

  Total Revenues                           69,222,629         8,715,600         (918,811)         77,019,418

Expenses
Cost of Equipment Sales                          -            4,583,445       (1,929,438) e        2,654,007
Selling, general & administration          34,583,210         3,923,747         (907,000) a       38,925,026
                                                                               1,325,069  e
Sales Commissions                           5,473,354           368,575             -              5,841,929
Depreciation & Amortization                22,695,598             -            1,107,000  b       24,395,156
                                                                                 592,558  e
Non-recurring satellite costs               5,800,000             -                 -              5,800,000
                                          ------------------------------------------------------------------

  Total Expense                            68,552,162         8,875,767          188,189          77,616,118
                                          ------------------------------------------------------------------

Operating Income (Loss)                       670,467          (160,167)      (1,107,000)           (596,700)

Interest expense                            3,832,074           183,335          774,000  c        4,789,409
Other income, net                              58,209           (15,888)            -                 42,321
                                          ------------------------------------------------------------------

Loss Before Income
 Taxes and Extraordinary Item              (3,103,398)         (359,390)      (1,881,000)         (5,343,788)

Income tax benefit                         (1,114,262)         (129,000)        (677,000) d       (1,920,262)
                                          -------------------------------------------------------------------

Loss Before Extraordinary Item             (1,989,136)         (230,390)      (1,204,000)         (3,423,526)

Extraordinary Item, net of tax             (1,076,880)             -                -             (1,076,880)
                                          ------------------------------------------------------------------

Net Loss                                  $(3,066,016)        $(230,390)     ($1,204,000)        ($4,500,406)
-------------------------------------------------------------------------------------------------------------

Basic Loss Per Share
 Loss before extraordinary item                ($0.18)             -                -                 ($0.31)
 Extraordinary item                             (0.09)             -                -                  (0.09)
------------------------------------------------------------------------------------------------------------

 Net loss                                      ($0.27)             -                -                 $(0.40)
------------------------------------------------------------------------------------------------------------

Diluted Loss Per Share
 Loss before extraordinary item                ($0.18)             -                -                 ($0.31)
 Extraordinary item                             (0.09)             -                -                  (0.09)
------------------------------------------------------------------------------------------------------------
 Net loss                                      ($0.27)             -                -                 $(0.40)
------------------------------------------------------------------------------------------------------------

Basic Shares Outstanding                   11,259,969              -                -             11,259,969
------------------------------------------------------------------------------------------------------------

Diluted Shares Outstanding                 11,259,969              -                -             11,259,969
------------------------------------------------------------------------------------------------------------

See accompanying notes to Pro Forma Combined Statement of Operations.

                           NOTES TO PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                     For the six Months Ended June 30, 1998


(a) Reflects elimination of business activities occurring between the two companies prior to the acquisition. These items include:

                 Subscription revenue reduction of $907,000 related to business revenue incurred between the two companies prior to the acquisition.

                 Quotes, news and information costs reduction of $907,000 related to business expenses incurred between the two companies prior to the acquisition.

(b) Increase in depreciation and amortization due to intangible assets (goodwill) capitalized as a result of the acquisition. The intangible assets consist of $13,238,749 of goodwill, $4,000,000 of a non-competition agreement and $450,000 of an employment agreement which are being amortized using the straight-line method over ten and five years respectively.

(c) Increase in interest expense due to the addition of $20,650,000 in long-term debt as a result of the acquisition. This debt is from the Company's revolving line of credit and is accuring interest at the rate of 7.50%.

(d) Increase in income tax benefit due to net loss created from pro forma adjustments stated above, calculated at the current provision rate of 36%.

(e) Adjustments to reflect reclassifications of revenue and expenses to conform with the Company's presentation are shown below:

            Subscriptions                                     ($  473,815)
            Equipment Sales                                    $  462,004
            Cost of Sales                                     ($1,929,438)
            Selling, general & administrative                  $1,325,069
            Depreciation & amortization                        $  592,558
                                                               ----------
                                                               $        0
                                                               ==========


                      DATA TRANSMISSION NETWORK CORPORATION

                                  Exhibit Index


    Exhibit No.                                                     Page Number


       2.1      Stock Purchase Agreement dated                            29
                March 30, 1998, among the holders
                of all of the common stock of
                Kavouras, Inc. and Data Transmission
                Network Corporation

       2.2      Agreement Regarding Stock Acquisition                     46
                dated March 30, 1998, among the
                Controlling Shareholders and
                Data Transmission Network Corporation

       23.1     Consent of PricewaterhouseCoopers LLP                     77

       99.1     News release of Data Transmission                         79
                Network Corporation dated
                March 31, 1998.

       99.2     News release of Data Transmission                         81
                Network Corporation dated
                July 6, 1998.


                                   EXHIBIT 2.1

Stock Purchase Agreement Dated March 30, 1998, among the holders of all of the common stock of Kavouras, Inc. and Data Transmission Network Corporation

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (the "Agreement") dated as of March 30, 1998, by and among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("Buyer"), and the persons listed in Schedule 1 attached hereto (collectively, the "Sellers" and individually, a "Seller").

         WHEREAS, each Seller is the owner, beneficially and of record, of the number of shares of the Common Stock of Kavouras, Inc., a Minnesota corporation (the "Company"), set forth opposite his, her or its name on Schedule 1 attached hereto, and Sellers are the owners, in the aggregate, of all of the issued and outstanding capital stock of the Company; and

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer all of the issued and outstanding capital stock of the Company upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, Buyer and Sellers agree as follows:

                                    ARTICLE I
                                 SALE OF SHARES

         1.01 Sale of Shares. Subject to the terms and conditions herein stated, each Seller agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as defined herein), the respective shares of Common Stock of the Company set forth opposite his, her or its name on Schedule 1 attached hereto (the "Shares"), and Buyer agrees to purchase the Shares from Sellers on the Closing Date. The certificates representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Sellers, with all signatures guaranteed by a state or national bank.

         1.02 Price. In full consideration for the purchase by Buyer of the Shares, Buyer shall pay to each Seller on the Closing Date, and each Seller agrees to accept from Buyer as the entire purchase price for such Seller's Shares, the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being an aggregate amount of Sixteen Million Four Hundred Thousand Dollars ($16,400,000).

         1.03 Closing.  Subject to Section 7.01 hereof,  the sale referred to in
Section 1.01 (the "Closing") shall take place at the offices of Faegre & Benson, LLP, Minneapolis, Minnesota, on such date as the parties hereto shall by written instrument designate, but no later than ten (10) days after the later to occur of (i) the expiration or termination of all applicable waiting periods with respect to each of the antitrust filings referred to in Section 5.01(b) hereof (including any extensions thereof) or (ii) the receipt of all FCC approvals referred to in Section 5.01(c). Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As of the date hereof (except as otherwise specified herein and except as set forth in the disclosure schedule accompanying this Agreement) (the "Disclosure Schedule") each Seller severally represents and warrants to Buyer as follows (provided, however, that each Seller so represents and warrants only with respect to that Seller and not with respect to any other Seller):

         2.01 Title to Stock.

         Each Seller (i) has good and valid title, beneficially and of record, to the respective Shares set forth opposite his, her or its name on Schedule 1 attached hereto, free and clear of all liens, encumbrances and rights of others,
(ii) is in rightful possession of duly and validly authorized and issued certificates evidencing his, her or its ownership of record of the Shares, (iii) has full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of this Agreement, good and valid title, beneficially and of record, to all of such Shares being sold by such Seller to Buyer hereunder, free and clear of all liens, encumbrances and rights of others and (iv) does not own any other shares of capital stock of the Company other than the shares set forth opposite his, her or its name on Schedule 1 attached hereto and does not have the right to purchase or receive any additional shares of capital stock of the Company. Except for the sale to Buyer as contemplated by this Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire any capital stock of the Company from the Sellers.

         2.02 Authority Relative to the Transactions Contemplated by this Agreement. Each Seller has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of all Sellers and no other proceedings on behalf of Sellers are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers, and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.03 Consents and Approval; No Violation. Neither the execution and delivery of this Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby, nor compliance by any Seller with the provisions hereof, will (i) conflict with or breach any trust agreement (or other similar governing documents) of any Seller; (ii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any Seller is a party, or by which any Seller or any of their respective properties or assets may be bound, except for such breaches or defaults which when considered together do not have a material adverse effect on the transactions contemplated by this Agreement or on the assets, liabilities, business or financial condition of the Company; or (iii) assuming compliance with all antitrust laws, violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to any Seller or any of their material assets, except for violations which, when considered together, do not have a material adverse effect on the transactions contemplated by this Agreement or on the assets, liabilities, business or financial condition of the Company, taken as a whole.

         2.04 Brokers and Finders. No Seller has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof, Buyer represents and warrants to Principal and Sellers as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.02 Authority Relative to this Agreement. Buyer has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of the Agreement by Sellers and Principal) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except (A) for filings with the Federal Trade Commission ("FTC") and with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") and the rules and regulations thereunder or (B) for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any states and, accordingly, the Shares may not be resold by Buyer unless registered under the 1933 Act and applicable state securities laws, or sold in transactions which are exempt from registration thereunder.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.01 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost or expense.

         4.02 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to put Buyer in possession of all of the Shares of the Company or the Company in possession of all of its assets, each party to this Agreement will, or will cause its affiliates as the case may be, to take all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may reasonably be requested by the parties hereto for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

         4.03 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Agreement.

         4.04 Disclosure Supplements. From time to time prior to the Closing, Sellers will promptly supplement or amend ("Disclosure Supplements") any Schedule referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, such party determines would have been required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of any Seller which has been rendered inaccurate thereby. The representations and warranties of Sellers shall be amended by the Disclosure Supplements in all respects and for all purposes other than for the purposes of determining satisfaction of the conditions to Closing set forth in Article V.

         4.05 Public Announcements. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Trusts and Buyer will consult with each other before any of them issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the transactions contemplated hereby.

         4.06 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by the respective Sellers, and such Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

         4.07 No Solicitation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Sellers shall not initiate, solicit, encourage, or participate in, any discussions with, or provide any information to, any corporation, partnership, person, entity or group, other than Buyer and its employees and agents, concerning any merger, consolidation, sale of assets or similar transaction involving the Company, or any sale of Shares or capital stock of the Company, including securities convertible into or exchangeable for such securities, by the issuer (any such transaction being referred to herein as an "Acquisition Proposal"). Sellers will suspend any pre-existing discussions involving any Acquisition Proposal and will immediately advise Buyer if any Seller receives any Acquisition Proposal from any corporation, partnership, person, entity or group.

                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or (ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement.

         (b) Sellers and Buyer and any other person (as defined in the HSR Act) required in connection with the transactions contemplated hereby to file a Notification and Report Form for Certain Mergers and Acquisitions with the Antitrust Division and the FTC pursuant to the HSR Act shall have made such filings and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         (c) Buyer and the Company shall have filed with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities, experimental FCC authorizations, and equipment authorizations currently held by the Company pursuant to the FCC Rules, and each such application shall have been approved by the FCC.

         (d) Each condition to closing set forth in that certain Agreement Regarding Stock Acquisition (the "Agreement Regarding Stock Acquisition") among Stephen P. Kavouras, Buyer and the trusts listed on Schedule 1 as Sellers, dated of even date herewith, shall have been fulfilled at or prior to Closing, or such condition shall have been waived by the party whose obligations under the Agreement Regarding Stock Acquisition were contingent upon such condition.

         5.02 Conditions to the Obligations of Sellers to Effect the Transactions Contemplated Hereby. The obligations of Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by a majority of Sellers in writing:

         (a) Buyer shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by it at or prior to the Closing and all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as if the Closing Date was the date of this Agreement), and Sellers shall have received certificates to that effect signed by the President or any Vice President of Buyer together with such other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith.

         (b) Buyer shall have delivered to Sellers (i) a copy of the Certificate of Incorporation of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware and (ii) a certificate from the Secretary of the State of Delaware to the effect that Buyer is in good standing in such State.

         (c) No actions or proceedings which have a material likelihood of success shall have been instituted or, to the knowledge of Buyer, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (d) All material consents, waivers, authorizations, licenses and approvals, if any, necessary to permit Sellers to consummate the transactions contemplated by this Agreement shall have been received.

         (e) All documents and instruments to be delivered at Closing or otherwise in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Sellers and their counsel.

         5.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

         (a) Sellers shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement required to be performed and complied with by them at or prior to the Closing and all representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as amended by any Disclosure Supplements as of the Closing Date (as if the Closing Date was the date of this Agreement), and Buyer shall have received certificates to that effect signed by Sellers, in the form attached hereto as Exhibit A, together with such other documents, instruments and writings required to be delivered by Sellers or by the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith, provided, however, that if the Disclosure Supplements reveal a material change from the Schedules attached hereto at the date hereof that is unacceptable to Buyer, Buyer shall not be obligated to effect the transactions contemplated hereby.

         (b) No action or proceedings which have a reasonable likelihood of success shall have been instituted or, to the knowledge of Sellers, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (c) Each  party  hereto  shall have  received  all  material  consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of this Agreement by the parties hereto.

         (d) No injunction or other court order requiring that any part of the business or assets of the Company be held separate or divested or that any business or assets of Buyer or any affiliate of Buyer be divested, or imposing or involving any conditions on Buyer or its affiliates or the Company, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either Buyer or any affiliate of Buyer on the one hand, or the Company on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

         (e) Other than as disclosed in the Disclosure Schedule, there shall not be in effect at the Closing Date any contractual provisions restricting the ability of the Company or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

         (f) Buyer and its counsel shall have approved (which approval shall not be unreasonably withheld) (i) the form of stock power or other instruments of transfer to be delivered to Buyer at the Closing and (ii) all other documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for a period of one year from the Closing Date.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Sellers and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Sellers in writing.

         (b) From and after the Closing Date, each Seller shall defend, indemnify and hold harmless the Buyer and its subsidiaries (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by such Seller in Article II of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by such Seller in this Agreement.

         (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within ten days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, that (i) in such event the indemnified party's selection of counsel shall be subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld, and (ii) the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (d) Claims for indemnification made under this Section 6.02 shall be made within a period of one year from the Closing Date.

         6.03 Limitation on Indemnification. (a) Notwithstanding the provisions of Section 6.02(a) hereof, Buyer shall not be obligated to indemnify and hold harmless Sellers until the aggregate of all claims for which indemnification is sought against Buyer under Section 6.02(a) of this Agreement and Section 6.02(b) of the Agreement Regarding Stock Acquisition exceeds, in the aggregate, Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000. Buyer's aggregate liability with respect to the indemnification contained in Section 6.02(a) of this Agreement and Section 6.02(b) of the Agreement Regarding Stock Acquisition shall not exceed $2,000,000, and each party hereto waives (on its own behalf, and on behalf of all indemnified persons named hereunder benefiting from such party's indemnification) any and all rights, claims and causes of action that it or such persons may have against the indemnifying party under such indemnification provisions to the extent such rights, claims and causes of action would or could result in aggregate liability of the indemnifying party in excess of $2,000,000.

         (b) Notwithstanding the provisions of Section 6.02(b) hereof, the aggregate liability under this Agreement of each Seller shall not exceed the amount set forth opposite such Seller's name in Schedule 1 attached hereto, being the purchase price for such Seller's Shares.

         (c) Except for liability provided for in Section 7.02(b) hereof and the remedy of specific performance provided for in Section 8.12 hereof, each party hereto acknowledges and agrees that his, her or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article VI. In furtherance of the foregoing, each party waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that it may have against the other party arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this Article VI.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual consent of Buyer and a majority of Sellers; or

         (b) by either Buyer or a majority of Sellers if the Closing shall not have occurred on or before December 31, 1998 or such later date as may be agreed upon by Buyer, and a majority of Sellers; or

         (c) upon the termination of the Agreement Regarding Stock Acquisition.

         7.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 7.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) the parties hereto will promptly redeliver to the Sellers or Buyer, as the case may be, all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

         (b) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except (i) with respect to Section 4.01, and (ii) solely with respect to terminations pursuant to Section 7.01(b), any party whose material breach of any covenant or agreement hereunder shall have resulted in the failure of the transactions contemplated by this Agreement to close, shall be liable for breach of contract or otherwise, to the extent provided by law (it being understood, however, that any matter set forth on a Disclosure Supplement hereunder shall not be construed as a breach or default of this Agreement); provided, however, that this subsection (b) (ii) shall not be construed to limit the remedies otherwise available with respect to such defaulting party.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Sellers.

         8.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.02.

         8.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         8.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a) if to Sellers, to their respective addresses set forth on Schedule 1 of this Agreement;

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Greg T. Sloma, President
                  Facsimile:  (402) 390-7188

                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry
                  Facsimile:  (402) 392-0816

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         8.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except as provided in Section 8.13.

         8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

         8.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.09 Entire Agreement. This Agreement, including the Exhibits hereto and the agreements (including the Agreement Regarding Stock Acquisition), documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

         8.10  Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)   The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

         8.11 Severability. The parties hereto acknowledge that the provisions of this Agreement are reasonable under the circumstances. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         8.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and expert's fees and costs in addition to such other relief as may be granted.

         8.13 Effectiveness. This Agreement shall not become effective unless all Sellers named herein (other than Paul Post and his spouse) have executed and delivered this Agreement prior to the Closing. If Paul Post does not become a party prior to Closing, then the aggregate purchase price for the Shares shall be reduced by the amount set forth opposite his name on Schedule 1 attached hereto and, at the option of Buyer in its sole discretion, Buyer may assign this Agreement to a wholly-owned subsidiary of Buyer immediately prior to Closing; provided, however, that such assignment shall not release Buyer from any of its obligations and liabilities under this Agreement.

         IN WITNESS WHEREOF, Sellers and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                              DATA TRANSMISSION NETWORK
                                              CORPORATION


                                              By: /s/  Greg T. Sloma
                                                  Greg T. Sloma, President


                                              STEPHEN P. KAVOURAS REVOCABLE
                                              TRUST UNDER AGREEMENT DATED
                                              SEPTEMBER 13, 1995

                                              By /s/  Stephen P. Kavouras
                                                 Stephen P. Kavouras, Trustee


                                              IRREVOCABLE GST TRUST FOR STEPHEN
                                              P. KAVOURAS UNDER AGREEMENT
                                              DATED JULY 29, 1997


                                              By  /s/  Stephen P. Kavouras
                                                  Stephen P. Kavouras, Trustee


                                              And  /s/ Laura Burrow
                                                   Laura Burrow, Trustee


                                                   /s/ Walter A. Lyons
                                                   Walter A. Lyons


                                                   /s/ Darold L. Holden
                                                   Darold L. Holden


                                                   /s/ Mavis Holden
                                                   Mavis Holden


                                                   /s/  Mrs. Michael Govatos
                                                   Mrs. Michael Govatos

                                                   /s/  Daniel Andrew Kavouras
                                                   Daniel Andrew Kavouras


                                                   /s/  Larry Barnet Kavouras
                                                   Larry Barnet Kavouras


                                                   /s/ Patricia K. Kavouras
                                                   Patricia K. Kavouras


                                                   /s/ Myron Hjermstad, Jr.
                                                   Myron Hjermstad, Jr.


                                                   /s/ Darlene Hjermstad
                                                   Darlene Hjermstad


                                                   /s/ Paul Post
                                                   Paul Post


                                                   /s/ Linda Post
                                                   Linda Post


                                                   /s/ Dennis K. Sanford
                                                   Dennis K. Sanford


                                                   /s/ Lynn M. Sanford
                                                   Lynn M. Sanford

                                   SCHEDULE 1



   Name and                                       Number of                               Portion of
Address Of Seller                                Shares Owned                           Purchase Price
-----------------                                ------------                           --------------

Stephen P. Kavouras,                                   100                              $10,552,278
Trustee of the Stephen
P. Kavouras Revocable
Trust under Agreement
dated September 13, 1995
11400 Rupp Drive
Burnsville, MN  55337

Stephen P. Kavouras and                                 30                              $ 3,165,683
Laura Burrow, as Trustees
of the Irrevocable GST
Trust for Stephen P.
Kavouras under Agreement
dated July 29, 1997
11400 Rupp Drive
Burnsville, MN  55337

Walter A. Lyons, Ph.D., CCM                              7                              $   738,660
46050 Weld County Road 13
Ft. Collins, CO  80524

Darold L. Holden                                         5                              $   527,614
4232 Black Hawk Road
Eagan, MN  55122

Darold  and Mavis Holden                                 1/3                            $    35,174
4232 Black Hawk Road
Eagan, MN  55122

Mrs. Michael Govatos                                     4                              $   422,091
620 Lynwood Drive
Benton Harbor, MT  49022

Daniel Andrew Kavouras                                   2                              $   211,046
6035 Forest Circle Drive
Brooksville, FL  34601

Larry Barnet Kavouras                                    2                              $   211,046
1906 N. 159th East
Wichita, KS  67230

Patricia K. Kavouras                                     2                              $   211,046
67 South Peak Road
Boulder, CO  80302

Myron and Darlene                                        1 1/12                         $   114,316
  Hjermstad, Jr.
8340 Eastwood Drive, N.E.
Mounds View, MN  55112

                                      -42-

Paul Post                                                1                              $   105,523
2646 Richardson Street
Madison, WI  53711

Dennis K. and Lynn M. Sanford                            1                              $   105,523
                                                       ---                              -----------
13945 Thunderbird Road N
Prescott, AZ  86301

TOTALS                                                 155 5/12                         $16,400,000



                                    EXHIBIT A



                               CLOSING CERTIFICATE


         The undersigned, being a Seller under that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated March ___, 1998, among the shareholders of Kavouras, Inc. (the "Company"), and Data Transmission Network Corporation (the "Buyer"), do hereby certify to the Buyer as follows:

         1. The undersigned has performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in the Stock Purchase Agreement required to be performed and complied with by the undersigned at or prior to the date hereof and all representations and warranties of the undersigned set forth in the Stock Purchase Agreement are true and correct in all material respects as if made on and as of this date, as amended by any Disclosure Supplements.

         2. This certificate is given pursuant to Section 5.03(a) of the Stock Purchase Agreement.

         DATED as of ______________, 1998

                                           SELLER:


                                           ----------------------------------

                                           Printed Name:_____________________

                                   EXHIBIT 2.2


         Agreement Regarding Stock Acquisition Dated March 30, 1998, among the Controlling Shareholders and Data Transmission Network Corporation

This exhibit does not contain the schedules and exhibits identified therein. The registrant agrees to furnish supplementally to the Commission, upon request, a copy of any of the omitted exhibits or schedules.

                      AGREEMENT REGARDING STOCK ACQUISITION

         AGREEMENT REGARDING STOCK ACQUISITION (the "Agreement") dated as of March 30, 1998, by and among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("Buyer"), STEPHEN P. KAVOURAS, an individual, and the STEPHEN P. KAVOURAS REVOCABLE TRUST UNDER AGREEMENT DATED SEPTEMBER 13, 1995 and the IRREVOCABLE GST TRUST FOR STEPHEN P. KAVOURAS UNDER AGREEMENT DATED JULY 29, 1997 (the "Trusts") (the Trusts and Stephen P. Kavouras being sometimes referred to herein collectively as the "Principals" and individually as a "Principal").

         WHEREAS, the Trusts are the owners, in the aggregate, of 130 of the 155 5/12 issued and outstanding shares of Common Stock of Kavouras, Inc., a Minnesota corporation (the "Company);

         WHEREAS, Stephen P. Kavouras is a current beneficiary of each of the Trusts and, accordingly, is the beneficial owner of a majority of the outstanding shares of Common Stock of the Company;

         WHEREAS, contemporaneously with the execution of this Agreement, Buyer and certain of the shareholders of the Company named therein have executed that certain Stock Purchase Agreement dated as of even date herewith (the "Stock Purchase Agreement") and submitted such Stock Purchase Agreement to the other shareholders of the Company for execution (all such shareholders being referred to herein collectively as "Sellers"); and

         WHEREAS, Principals have agreed to execute this Agreement for the purpose of making certain representations, warranties, covenants, agreements, and indemnifications for the benefit of Buyer to induce Buyer to enter into the Stock Purchase Agreement, which Buyer would not do absent such actions by Principals.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, and the benefits to be received by the Trusts pursuant to the Stock Purchase Agreement, Buyer and Principals agree as follows:

                                    ARTICLE I
                           SALE OF SHARES AND CLOSING

         1.01 Sale of Shares. Subject to the terms and conditions therein stated, pursuant to the Stock Purchase Agreement, Sellers have agreed to sell, assign, transfer and deliver to Buyer all of the issued and outstanding shares of Common Stock of the Company (the "Shares"), and Buyer has agreed to purchase the Shares from Sellers.

         1.02 Closing. Subject to the terms and conditions of the Stock Purchase Agreement, the sale referred to in Section 1.01 (the "Closing") shall take place at the offices of Faegre & Benson, LLP, Minneapolis, Minnesota, on such date as the parties thereto shall by written instrument designate, but no later than ten
(10) days after the later to occur of (i) the expiration or termination of all applicable waiting periods with respect to each of the antitrust filings referred to in Section 5.01(b) hereof (including any extensions thereof) or (ii) the receipt of all FCC approvals referred to in Section 5.01(c). Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PRINCIPALS

         As of the date hereof (except as otherwise specified herein and except as set forth in the disclosure schedule accompanying this Agreement) (the "Disclosure Schedule"), each Principal jointly and severally represents and warrants to Buyer as follows:

         2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing (except in jurisdictions where the concept of good standing does not exist) under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary and where the failure to so qualify, be licensed or be in good standing would, when taken together with all other such failures, affect materially and adversely the financial condition or business of the Company. Schedule 2.01 of the Disclosure Schedule sets forth a complete list of the jurisdictions in which the Company is qualified or licensed to do business. Buyer has heretofore received true and complete copies of the Articles of Incorporation and By-laws (or other similar charter documents), as currently in effect, of the Company.

         2.02  Capitalization; Title to Stock.

         (a) The authorized capital stock of the Company consists of 250 shares of common stock, no par value (the "Common Stock"), of which 155 5/12 shares are issued and outstanding as of the date hereof and no shares are held in the Company's treasury. Sellers are the beneficial and record owners of all the Company's outstanding shares of Common Stock. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the sale to Buyer as contemplated by the Stock Purchase Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from the Company or Principals or any affiliate of the Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

         (b) Each Trust (i) has good and valid title, beneficially and of record, to the respective Shares set forth opposite its name on Schedule 1 attached to the Stock Purchase Agreement, free and clear of all liens, encumbrances and rights of others, (ii) is in rightful possession of duly and validly authorized and issued certificates evidencing its ownership of record of the Shares, and (iii) has full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of the Stock Purchase Agreement, good and valid title, beneficially and of record, to all of such Shares being sold by such Trust to Buyer thereunder, free and clear of all liens, encumbrances and rights of others.

         2.03 Subsidiaries. Except as set forth on Schedule 2.03 of the Disclosure Schedule, (a) the Company has no subsidiaries, and (b) there is no corporation, partnership, joint venture or other person or entity in which the

Company, directly or indirectly, has, or pursuant to any agreement or agreements has or will have, a right or obligation to acquire or make by any means, an interest or investment (including, without limitation, equity ownership, proprietary interest, loans, guarantees of indebtedness and other similar obligations).

         2.04 Authority Relative to the Transactions Contemplated by this Agreement. Each Principal has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of each Principal and no other proceedings on behalf of Principals are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Principals, and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a valid and binding agreement of Principals, enforceable against Principals in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         2.05  Consents  and  Approval;  No  Violation.  Except  as set forth on
Schedule 2.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Stock Purchase Agreement by Principals and Sellers, as the case may be, nor the consummation by Principals or Sellers of the transactions contemplated hereby or thereby, nor compliance by any Principal or Seller with the provisions hereof or thereof, will (i) require any Principal, the Company or any Seller to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority except (A) for filings with the Federal Trade Commission ("FTC") and with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") and the rules and regulations thereunder or (B) for those requirements which become applicable to the Company as a result of the specific regulatory status of Buyer or as a result of any other facts that specifically relate to the business activities in which Buyer is engaged or (C) for filings with the Federal Communications Commission ("FCC") pursuant to
Section 25.119 of the FCC Rules, 47 C.F.R. Sec. 25.119, with regard to the Company's FCC licenses for satellite earth station facilities and Section 5.5 of the FCC Rules, 47 C.F.R. Sec. 5.5, with regard to the Company's experimental FCC authorizations, as listed on Schedule 2.05 of the Disclosure Schedule or (D) for any requirements of federal or state securities laws; (ii) conflict with or breach any provision of the Articles of Incorporation, By-laws or trust agreement (or other similar governing documents) of the Company or any Principal; (iii) violate or breach a provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any Principal or the Company is a party, or by which any Principal or the Company or any of their respective properties or assets may be bound, except for such breaches or defaults which when considered together do not have a material adverse effect on the transactions contemplated by this Agreement or the Stock Purchase Agreement, or on the assets, liabilities, business or financial condition of the Company, taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act), violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to any Principal or the Company or any of their material assets, except for violations which, when considered together, do not have a material adverse effect on the transactions contemplated by this Agreement or the Stock Purchase Agreement, or on the assets, liabilities, business or financial condition of the Company, taken has a whole.

         2.06 Financial Statements. Principals have delivered to Buyer the audited consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended, including the notes thereto, together with the reports thereon of Coopers & Lybrand, L.L.P. (the "Audited Financial Statements"). The Audited Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of December 31, 1996 and 1995, respectively, and the results of operations for the years then ended, all in conformity with generally accepted accounting principles. Principals have also delivered to Buyer the unaudited balance sheets of the Company as of December 31, 1997 and February 28, 1998, and the related statements of income, changes in capital accounts and changes in financial position for the periods then ended (the "Unaudited Financial Statements"). The Unaudited Financial Statements (x) have been prepared in accordance with the books and records of the Company, and
(y) present fairly the financial position of the Company as of December 31, 1997 and February 28, 1998, respectively, and the results of operations for the periods then ended, provided that Buyer acknowledges that the Unaudited
Financial Statements were prepared internally and have not been audited or prepared in accordance with generally accepted accounting principles. (The Audited Financial Statements and Unaudited Financial Statements are sometimes referred to collectively herein as the "Financial Statements"). The Unaudited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly disclosed therein or as set forth in Schedule 2.06 of the Disclosure Schedule.

         2.07  [Intentionally left blank.]

         2.08 Absence of Certain  Changes or Events.  Except (i) as set forth in
Schedule 2.08 of the Disclosure Schedule, (ii) as disclosed in the other Schedules hereto, or (iii) as reflected in the Financial Statements, since February 28, 1998, the Company has not (a) taken any action specified in Sections 4.01 (a)-(o) herein (other than actions taken after the date hereof with the consent of Buyer), (b) suffered any material adverse change in its assets, liabilities, business, results of operations or financial condition, (c) suffered any damage, destruction or casualty loss adversely affecting any material assets of the Company, or (d) entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business, consistent with past practices.

         2.09 Title and  Related  Matters.  (a) Except as set forth on  Schedule
2.09 of the Disclosure Schedule, the Company does not own any real property. All of the material properties, rights and assets, tangible and intangible, now used in or sufficient for the conduct by the Company of its business as presently conducted are either owned, leased or licensed by the Company. The interests of the Company in its properties, rights and assets (whether owned or as a lessee) are free and clear of all Liens other than (i) Liens for taxes and installments of any special assessments not yet due and payable, (ii) Liens which do not materially affect the use by, or value to, the Company of its rights and assets,
(iii) other covenants, conditions, Liens, restrictions, easements, charges or encumbrances that are of record against the real property owned or leased by the Company, (iv) mechanics, carriers workers, repairers and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company, (v) zoning, entitlement, building and other land use regulations imposed by governmental agencies and (vi) Liens set forth on Schedule 2.09 of the Disclosure Schedule. The term "Liens" shall mean any pledge, lien, security interest, conditional sale agreement, or other similar encumbrance.

         (b) Except as set forth on Schedule 2.09 of the Disclosure Schedule, the real properties owned or leased by the Company are used and operated in substantial compliance and in conformity in all material respects with all applicable laws, leases, contracts, commitments, licenses and permits. With respect to all buildings which are owned or leased by the Company, except for restrictions under applicable zoning laws and ordinances, no condition, law or regulation precludes or restricts the use of such properties for the purposes for which they are used.

         2.10 Material Contracts. Except as set forth in Schedule 2.10 of the Disclosure Schedule, the Company does not have nor is it bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, commission, severance or termination pay, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $10,000,
(d) any loan or advance to, or investment in, any other person other than cash advances in the ordinary course of business consistent with past practice, or any agreement, contract or commitment relating to the making of any such loan, advance or investment except for cash advances in the ordinary course of business consistent with past practice, (e) any debt obligation for borrowed money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection and other similar transactions in the ordinary course of business), (f) any management, distributorship, sales, service (personal or otherwise), consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other person or in any area, (h) any other agreement, contract or commitment which contains an existing obligation of the Company to pay $25,000 or more and is not cancelable without penalty within 30 days, (i) any outstanding powers of attorney or proxies granted to any person for any purpose whatsoever, (j) any contract or oral or written agreement for the acquisition of any other person, (k) any agreement as to which the United States Government, any state, local or municipal government or any foreign government or any agency or instrumentality of any of the foregoing is a party, exclusive of any such agreement which contains solely the provisions set forth in a form contract used by the Company in its ordinary course of business, which forms have been previously made available to Buyer, or (l) any proposed contract or agreement which upon acceptance of a customer or third party would create a binding obligation upon the Company and which would not be cancelable without penalty within thirty (30) days and would involve a commitment to pay $25,000 or more annually (all such oral or written agreements, contracts, arrangements and commitments are hereinafter referred to as the "Material Contracts"). True, complete and correct copies of all such written contracts, commitments, agreements or arrangements described on Schedule 2.10 of the Disclosure Schedule will have been made available to Buyer prior to Closing. To the best knowledge of Principals,
Schedule 2.10 of the Disclosure Schedule contains a complete list of all such oral contracts, agreements, commitments or arrangements and identifies which of such contracts are oral in nature. Except as set forth on Schedule 2.10 of the Disclosure Schedule, under the Material Contracts, there are no defaults on the part of the Company or events which, with notice or lapse of time or both, would constitute defaults on the part of the Company, which defaults, individually or in the aggregate, would have a material adverse effect on the assets, liabilities, business, results of operation or financial condition of the Company taken as a whole. No Principal or the Company has received any notice from the other party to such Material Contracts of the termination or threatened termination thereof and no Principal has knowledge of the occurrence of any event which would allow such other party to terminate such Material Contract except as otherwise disclosed in the Disclosure Schedule. Except as set forth on
Schedule 2.10 of the Disclosure Schedule or any other Schedule hereto, no indebtedness of the Company will be accelerated by its terms, or result from the consummation of the transactions contemplated hereby.

         Schedule 2.10 of the Disclosure Schedule contains a complete list of all agreements providing for the payment of severance pay to employees of the Company (the "Termination Benefits Agreements"). Except as expressly indicated on Schedule 2.10 of the Disclosure Schedule, no event has occurred under any of the Termination Benefits Agreements which alone or upon the giving of notice or the passage of time or both would obligate the Company to make any payment under any of the Termination Benefits Agreements.

         2.11 Major Customer Contracts. Schedule 2.11 of the Disclosure Schedule identifies the twenty customer agreements that yielded the greatest amount of revenues to the Company for the month of February, 1998 (the "Major Customer Contracts"). With respect to the Major Customer Contracts:

         (a) The Company is the party that provides the services under each of the Major Customer Contracts and, except as set forth in Schedule 2.11 of the Disclosure Schedule, no Major Customer Contract contains provisions to the effect that it will be subject to termination or renegotiation as a result of the transactions contemplated hereby;

         (b) Prior to Closing Principals will have made available to Buyer correct and complete copies of all of the Major Customer Contracts and all amendments thereto and all extensions and renewals thereof;

         (c) Except as set forth on Schedule 2.11 of the Disclosure Schedule, no notice of termination of a Major Customer Contract has been received by the Company, and no such customer has indicated in writing its intention to terminate a Major Customer Contract;

         (d) There are no credits, monies or the like in excess of $1,000 due to any customer who is a party to a Major Customer Contract other than pursuant to the terms of the Major Customer Contracts;

         (e) Except as set forth on Schedule 2.11 of the Disclosure Schedule, the Company has not received any written notice of any warranty or indemnity claims by any customer under a Major Customer Contract which has not been settled to the satisfaction of the customer claimant;

         (f) Except as set forth on Schedule 2.11 of the Disclosure Schedule, the Company has not received any written notice of default from any customer under any of the Major Customer Contracts; and

         (g) Except as set forth in Schedule 2.11 of the Disclosure Schedule, the Company has not received any notice of the filing by or against any customer who is a party to a Major Customer Contract of a petition in bankruptcy, assignment for the benefit of creditors, a petition seeking reorganization, composition, liquidation, dissolution or similar arrangement.

         2.12 Leases. Schedule 2.12 of the Disclosure Schedule sets forth an accurate list of (a) all written leases under which the Company is a lessee or lessor of real property or office space and (b) all other leases to which the Company is a party (as lessee) involving annual rental payments in excess of $12,000. All rents and additional rent due to date on such leases have been paid and in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or arrangement and is not in default thereunder. Except as set forth on Schedule 2.12 of the Disclosure Schedule, there is not, with respect to leases referred to in clauses (a) and
(b) above, any existing default, or an event of default, or event which, with or without notice or lapse of time or both, would constitute a default or an event of default, on the part of the Company.

         2.13 Proprietary  Rights;  Computer  Programs,  Databases and Software.
Schedule 2.13 of the Disclosure Schedule contains a complete list of all trademarks, trade names, assumed names, service marks, logos, patents, patent applications (both United States and foreign), copyrights and copyright registrations, and any applications for registration and registrations therefor presently owned or held by the Company or with respect to which the Company owns or holds any license or other direct or indirect interest (collectively, the "Proprietary Rights"); and no other material Proprietary Rights are used in or, to the knowledge of Principals, are necessary for the conduct of the business of the Company as such business is presently conducted. Unless otherwise indicated in such Schedule 2.13 of the Disclosure Schedule, the Company owns sufficient right, title and interest in and to the material Proprietary Rights for the conduct of its business. To the knowledge of Principals, no material Proprietary Rights used by the Company conflict with or infringe the rights of any other person. No claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights and no Principal knows of any basis for such claim. The Company has taken reasonable measures which it believes to be appropriate to maintain and protect the Proprietary Rights. The Company has the right to use all material Proprietary Rights, to provide and sell the services and products provided and sold by it, and to conduct its business as heretofore conducted, and, except as set forth on
Schedule 2.13 of the Disclosure Schedule, the consummation of the transactions contemplated hereby and by the Stock Purchase Agreement will not alter or impair any such rights. Except as set forth on Schedule 2.13 of the Disclosure Schedule, no person is known to be infringing on or violating the Proprietary Rights used by the Company.

         (b) Prior to the Closing, copies of the license agreements relating to all computer programs, databases and software used by the Company shall have been made available to Buyer. The Company owns, leases or licenses and has the right to use computer programs, databases and software which are sufficient and adequate to operate the business of the Company as it is presently being conducted. Except as set forth on Schedule 2.13 of the Disclosure Schedule, all such computer programs, databases and software and the source codes thereof have been maintained only at the Company's offices at 11400 Rupp Drive, Burnsville, Minnesota. Except as set forth in Schedule 2.13 of the Disclosure Schedule, the Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of its computer programs, databases or software to any other person.

         2.14 Litigation. Schedule 2.14 of the Disclosure Schedule sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and (to the knowledge of Principals) investigations pending or, to the knowledge of Principals, threatened, by or against or involving the Company or its business and, in the case of collection claims which have been asserted, those involving claims in excess of $3,000. Based solely on the advice of its counsel with respect to probable outcomes, but without in any manner guaranteeing those outcomes, Principals do not believe that any such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, would, individually or in the aggregate, materially adversely affect the business, financial condition, results of operations or prospects of the Company taken as a whole or the transactions contemplated hereby and by the Stock Purchase Agreement. The Principals do not know of any reasonable basis for any other such claim, action, suit, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

         2.15 Employee Benefit Matters. (a) Except as disclosed on Schedule 2.15(a) of the Disclosure Schedule hereto and as described in subparagraph (b)
(i) below, neither the Company nor any member of the Control Group (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code") maintains, contributes to, or has any current obligation to, for, on behalf of or with respect to current or former employees of the Company, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (as defined in ERISA Section 3(37)), stock purchase plan, stock option plan or deferred compensation agreement, plan or funding arrangement (collectively "Employee Plans").

         (b) (i) The only  employee  welfare  benefit plans (as defined in ERISA
Section 3(1)) maintained by the Company are set forth on Schedule 2.15(b) of the Disclosure Schedule (collectively "Company Plans"). Copies of the Company Plans have been furnished to Buyer.

         (ii)  For each Company Plan:

         (A) each such Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements in all material respects;

         (B) there is no  disqualified  benefit (as such term is defined in Code
Section 4976(b)) which would subject Sellers, the Company or Buyer to a tax under Code Section 4976(a);

         (C) each and every such Company Plan which is a group health plan (as such term is defined in Code Section 162 (i)(3)) complies and has complied with the applicable requirements of Code Section 162(k), Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act in all material respects; and

         (D) each such Company Plan (including any such plan covering former employees of the Company) may be amended or terminated by the Company or Buyer on or at any time after the Closing Date.

         2.16 Governmental Authorizations and Regulations. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business, as presently conducted, and the same are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business and in compliance in all material respects with all applicable licenses, franchises, permits and other governmental authorizations. Except as set forth on Schedule 2.16 of the Disclosure Schedule, the Company has not received any notice of any alleged violation of any of the foregoing.

         2.17 Labor Matters. Except as set forth in Schedule 2.17 of the Disclosure Schedule, (i) the Company is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Federal Immigration Reform and Control Act of 1986), (ii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board, (iii) there are no proceedings pending or threatened before the National Labor Relations Board with respect to the Company, (iv) there are no discrimination charges (relating to sex, age, religion, race, color, national origin, ethnicity, handicap or veteran status or any other basis protected by relevant law) pending before any federal, state or local agency or authority against the Company or any of its employees, (v) no grievance which might have a material adverse effect upon the Company is currently pending, (vi) the Company is not bound by any collective bargaining agreement and there is no collective bargaining agreement currently being negotiated by the Company and (vii) the Company has not experienced any material labor difficulty during the past three years.

         2.18 Insurance. The Company maintains insurance coverage which Principals believe to be sufficient for compliance with all requirements of law and of all agreements to which the Company is a party and Principals believe such insurance provides adequate insurance coverage for the business of the Company. With respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the date hereto have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in such policies without the payment of additional premiums, unless called for in its original terms.

         2.19 Tax Matters. (a) Except as set forth in Schedule 2.19 of the Disclosure Schedule, the Company and its subsidiaries have filed within the time and in the manner prescribed by law all Federal, state, local and foreign tax returns and tax reports which are required on or before the date hereof to be filed by, or with respect to, them. Such returns and reports accurately reflect all liability for taxes of the Company and its subsidiaries for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, withholding, payroll, employment and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or its subsidiaries have been fully paid or adequately disclosed and provided for in the Financial Statements of the Company.

         (b) The Company has not filed any election or caused any deemed election under Section 338 of the Code.

         (c) Except as set forth in Schedule  2.19 of the  Disclosure  Schedule,
(i) neither the Company nor any of its subsidiaries is delinquent in the payment of any Taxes (as defined in Section 8.10(f) hereof), and (ii) no extensions of time have been granted to the Company or any of its subsidiaries to file any return required by applicable law to be filed by it prior to the date hereof, which have expired without such return having been filed.

         (d) The federal income tax returns of the Company (or returns of any consolidated group which include the Company) have not been examined by the Internal Revenue Service (the "IRS"). No foreign income tax return of the Company or any of its subsidiaries has been examined by the tax authority having jurisdiction thereover.

         (e) The Company has not participated (nor will the Company participate prior to the Closing) in or cooperate with an international boycott within the meaning of Section 999 of the Code.

         (f) Except as set forth in Schedule 2.19 of the Disclosure Schedule, all transactions which could give rise to a substantial understatement of federal income tax (within the meaning of Section 6661 of the Code) were adequately disclosed on the returns required in accordance with Section 6661(b)(2)(8) of the Code.

         2.20 Transactions with Affiliates. Except as expressly provided in this Agreement or as set forth in Schedule 2.20 of the Disclosure Schedule, the Company does not owe any amount or have any liability (contingent or otherwise), contract, commitment, arrangement or obligation to or with Sellers or any persons known by any Principal to be affiliates of any Seller. Except as set forth on Schedule 2.20 of the Disclosure Schedule, no Principal owns, directly or indirectly, any interest that will survive the Closing in, or is a director or employee of, or consultant to, any organization that is a competitor in the United States, supplier, licensor, customer, creditor or debtor of the Company. No Seller or Principal or persons known by any Principal to be affiliates of any Seller have any material interest in any significant property, real or personal, tangible or intangible, of the Company.

         2.21 Accounts Receivable. Except as set forth on Schedule 2.21 of the Disclosure Schedule, the accounts receivable reflected on the January 31, 1998 balance sheet contained in the Financial Statements and all accounts receivable arising between January 31, 1998 and the date hereof arose from bona fide transactions in the ordinary course of business. Except as set forth on Schedule
2.21 of the Disclosure Schedule, no account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted by the account obligor.

         2.22 Environmental Matters. Except as set forth in Schedule 2.22 of the Disclosure Schedule:

         (a) The Company is in material compliance with, and has not done anything to be in material violation of, the terms and conditions of all environmental permits, licenses, and other authorizations required under all applicable federal, state and local laws relating to the environment, or the premises owned, leased or occupied by them.

         (b) To the knowledge of Principals, there are no conditions at, on, under or related to, the real property listed in Schedule 2.09 of the Disclosure Schedule as being owned by the Company (collectively, the "Premises") which presently poses a significant hazard to human health or the environment. There has been no production, use, treatment, storage in underground tanks, pits, or surface impoundments, transportation or disposal by the Company of any Hazardous Substance, as hereinafter defined, on the Premises, nor any release or threatened release by the Company of any Hazardous Substance, pollutant or contaminant into or upon or over the Premises or into or upon ground or surface water at or within 2,000 feet of the boundaries of the Premises in such form or quantities so as to create any material liability for the Company. To the knowledge of Principals, except as set forth in Schedule 2.22 of the Disclosure Schedule, there are no asbestos or asbestos-containing materials incorporated into the buildings or interior improvements that are part of the Premises or other assets to be indirectly transferred pursuant to this Agreement. For purposes of this Agreement, "Hazardous Substance" shall mean, any hazardous or toxic substance, material or waste which is regulated by any local governmental authority, or any State or the United States Government.

         (c) Principals have delivered to Buyer copies of all engineering and environmental studies, such as site analyses and core sampling, environmental reports, test results, notices, or other similar information, pertaining to the Premises that the Company has in its possession, or to which it is entitled to possession (the "Environmental Reports") and, except as set forth in Schedule 2.22, the Principals know of no event or occurrence which would cause the Environmental Reports to no longer be accurate. Buyer, at Buyer's expense, may cause to be made engineering and environmental studies, such as site analyses and core sampling, in order to determine the environmental condition of the Premises.

         2.23 Brokers and Finders. No Principal has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby.

         2.24 Books and Records. The minute books of the Company, as previously made available to Buyer, constitute the only written records maintained by the Company of all meetings of and corporate actions or written consents by the respective stockholders and Boards of Directors of the Company. Except as set forth in Schedule 2.24 of the Disclosure Schedule, the Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership or license and direct control of the Company.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof, Buyer represents and warrants to Principals as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.02 Authority Relative to this Agreement. Buyer has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Principals) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or the Stock Purchase Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except (A) for filings with the FTC and with the Antitrust Division pursuant to the HSR Act and the rules and regulations thereunder or (B) for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

         3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

         3.05 Brokers and Finders. Buyer has not employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

         3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any states and, accordingly, the Shares may not be resold by Buyer unless registered under the 1933 Act and applicable state securities laws, or sold in transactions which are exempt from registration thereunder.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.01 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, and except as otherwise expressly provided in this Section 4.01 or Schedule 4.01 of the Disclosure Schedule, Principals will cause the Company to (i) conduct its business and operations according to its ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to preserve intact its business organization and its relationship with licensors, suppliers, distributors, employees, customers and others having business relationships with them, except as may otherwise be agreed by Principals and Buyer, and (iii) use its reasonable best efforts to maintain the Major Customers Contracts in full force and effect in accordance with their terms up to the Closing Date. As used in this Article IV and elsewhere in this Agreement, the term "reasonable best efforts" shall not require the party using such efforts to make any payment to any other party which it is not otherwise required to pay. Without limiting the generality of the foregoing and except as otherwise expressly provided in Schedule 4.01 of the Disclosure Schedule, prior to the Closing without the prior written consent of Buyer, Principals will not permit the Company to:

         (a) change or amend its Articles of Incorporation or By-laws (or similar governing documents);

         (b) (i) create, incur or assume any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than normal trade obligations incurred in the ordinary course of business consistent with past practice and borrowings by the Company in the ordinary course under its current lines of credit or (ii) pay any debt, liability or obligation of any kind other than current liabilities incurred in the ordinary course of business consistent with past practice and current maturities of existing long-term debt or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans or advances to any person, except in the ordinary course of business consistent with past practice; provided, however, that without the prior written consent of Buyer, the Company shall not enter into a new agreement to provide services or products to a reseller of such services or products or to a competitor of Buyer (except in either case with respect to renewals of agreements with current customers in the ordinary course) or amend any Major Customer Contract in a material adverse manner to the Company;

         (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any of the capital stock of the Company or split, combine or otherwise similarly change the capital stock of the Company or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

         (d) (i) change in any manner the rate or terms of compensation or bonus payable or to become payable to any director, officer or employee or (ii) change in any manner the rate or terms of any insurance, pension, severance, or other employee benefit plan, payment or arrangement made to, for or with any employees;

         (e) discharge or satisfy any lien other than in the ordinary course of business and consistent with past practice, or subject to any Lien any assets or properties, except for any Liens that would otherwise be permitted under Section
2.09 hereof;

         (f) except as otherwise permitted in this Section 4.01, enter into any agreement or commitment for any borrowing, capital expenditure or capital financing in excess of $50,000 individually or in the aggregate;

         (g) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it in each case other than in the ordinary course of business consistent with past practice;

         (h) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm, corporation or entity, except in the ordinary course of business consistent with past practice;

         (i) except as required by generally accepted accounting principles (A) utilize accounting principles different from those used in the preparation of the Financial Statements, (B) change in any manner its method of maintaining its books or accounts and records from such methods as in effect on the date of the Financial Statements, or (C) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business;

         (j) take any action to permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage and which are obtainable on substantially the same economic terms are in full force and effect; provided, however that if the Company shall receive notice of any such cancellation or termination, it shall so notify Buyer promptly upon receipt thereof and, if feasible upon the payment of a premium which is not materially greater than the premium payable under such terminated or canceled policy, obtain simultaneously with such termination or cancellation such replacement policies;

         (k)  enter into any collective bargaining agreement;

         (l) settle or compromise any claim, suit or cause of action involving more than $10,000;

         (m) license, transfer, grant, waive, release, permit to lapse or otherwise fail to preserve any of the material Proprietary Rights, dispose of or permit to lapse any material license, permit or other form of authorization, or dispose of any customer list;

         (n) terminate, materially amend or fail to perform any of its material obligations under any Material Contract; or

         (o) enter into an agreement to do any of the things described in clauses (a) through (n) above.

         4.02 Current Information. During the period from the date of this Agreement to the Closing, unless already disclosed in Schedule 4.01 of the Disclosure Schedule, Principals will promptly notify Buyer in writing of any significant development not in the ordinary course of business consistent with past practice or of any material adverse change in the assets, liabilities, business, financial condition, prospects or results of operation of the Company and of any governmental complaints, investigations or hearings of which they or the Company have been advised involving the Company, or the institution or threat of the institution of any litigation or proceedings involving the Company of which they or the Company have been advised.

         4.03 Access to Information. Between the date of this Agreement and the Closing Date, Principals will cause the Company to (i) afford Buyer and its designated representatives full access to the premises, books and records of the Company, and (ii) cause the Company's officers, and use its reasonable best efforts to cause the Company's advisors (including, without limitation, their auditors, attorneys and other advisors) to furnish Buyer and its designated representatives (including Buyer's auditors, accountants, attorneys and representatives) with financial and operating data and other information with respect to the business and properties of the Company for the purpose of permitting Buyer to make such investigation of the business, properties, financial and legal condition of the Company as Buyer deems necessary or desirable to familiarize itself therewith. Any information delivered to Buyer hereunder shall be subject to that certain Confidentiality Agreement between the Company and Buyer dated as of December 30, 1997.

         4.04 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost or expense (it being understood, however, that all reasonable legal fees and expenses so incurred by Principals shall be paid by Company.

         4.05 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stock Purchase Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Stock Purchase Agreement or to put Buyer in possession of all of the Shares of the Company or the Company in possession of all of its assets, each party to this Agreement will, or will cause its affiliates as the case may be, to take all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may reasonably be requested by the parties hereto for such purposes or otherwise to complete or perfect the transactions contemplated by this Agreement and the Stock Purchase Agreement.

         4.06 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement. In addition, Principals shall cause the Company to use its reasonable best efforts to obtain the written consent of all persons to the material contracts shown on Schedule 2.05 of the Disclosure Schedule as requiring consent to the transactions contemplated by this Agreement and the Stock Purchase Agreement, except those contracts with Norwest Bank Minnesota, National Association and the Small Business Administration Certified Development Company Program "504" Notes.

         4.07 Filings. (a) Buyer, Principals and Sellers will promptly file with the FTC and the Antitrust Division pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement. Buyer and each Principal will coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the others may require to comply with the HSR Act. Buyer acknowledges and agrees that it is responsible for the filing fee required under the HSR Act.

         (b) Buyer will, and Principals will cause the Company to, promptly file with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities and experimental FCC authorizations currently held by the Company. In addition, Buyer will, and Principals will cause the Company to, promptly file with the FCC all requisite applications in connection with the transfer of control of all FCC equipment authorizations currently held by the Company pursuant to Section 2.935 of the FCC Rules, 47 C.F.R. Sec. 2.935 and an application for international communications services pursuant to Section 214 of the Communications Act, as amended, 47 U.S.C. Sec. 214. With regard to the foregoing FCC filings, Buyer will, and Principals will cause the Company to, coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the other may require to comply with the FCC Rules. Buyer acknowledges and agrees that it is responsible for the FCC filing fees required for these filings pursuant to the FCC Rules.

         4.08 Disclosure Supplements. From time to time prior to the Closing, Principals will promptly supplement or amend ("Disclosure Supplements") any Schedules referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this

Agreement, Principals determine would have been required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of Principals which has been rendered inaccurate thereby. The representations and warranties of Principals shall be amended by the Disclosure Supplements in all respects and for all purposes other than for the purposes of determining satisfaction of the conditions to Closing set forth in Article V.

         4.09 Public Announcements. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Principals and Buyer will consult with each other before any of them or the Company issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby.

         4.10 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement or the Stock Purchase Agreement and the transactions contemplated hereby or thereby will be borne by the respective Sellers, and such Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

         4.11 No Solicitation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Principals shall not, and Principals shall cause the Company not to, initiate, solicit, encourage, or participate in, any discussions with, or provide any information to, any corporation, partnership, person, entity or group, other than Buyer and its employees and agents, concerning any merger, consolidation, sale of assets or similar transaction involving the Company, or any sale of Shares or capital stock of the Company, including securities convertible into or exchangeable for such securities, by the issuer (any such transaction being referred to herein as an "Acquisition Proposal"). Principals will suspend any pre-existing discussions involving any Acquisition Proposal and will immediately advise Buyer if the Company or Principals receive any Acquisition Proposal from any corporation, partnership, person, entity or group.

         4.12 Access to Customers and Suppliers. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to Section 7.01 hereof, Principals will cause the Company to permit a representative of Buyer to accompany a representative of the Company when they meet with or talk to the officers and employees of the customers and suppliers of the Company. In addition, Principals will cause the Company to permit a representative of Buyer to meet with or talk to the officers and employees of the customers and suppliers of the Company, provided, however, that the Company shall have a right to have a representative present at such meetings and discussions.

         4.13 Bank Accounts. Principals will cause the Company to deliver to Buyer at least 3 business days prior to the Closing an accurate and complete list showing the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

         4.14 Employees of the Company; Benefits. (a) It is the intent of the parties that Principals will not be responsible for, and that the Company will be responsible for, any amounts required by law or policies of general application, including, but not limited to, the Worker Adjustment and Retraining Notification Act and any similar state laws that are applicable to the Company, to be paid as a result of termination or layoff of any employee of the Company.

         (b) Effective on the Closing Date, Buyer shall provide or cause the Company to provide (or continue to provide) to each person who is and remains employed by the Company after the Closing, including without limitation each such person on medical, disability, family or other leave of absence immediately prior to the Closing (collectively, the "Employees"), employee benefit plans (hereafter, "Buyer's Plans") which are those generally provided from time to time by Buyer to its employees at substantially the same level of employment. Nothing in this Section 4.15(c) shall obligate the Buyer or the Company to continue to maintain any of Buyer's Plans for any specific period of time after the Closing or to continue employment of such Employees. Buyer may satisfy the foregoing obligations by causing the Company to continue such plans of the Company set forth on Schedules 2.15(a) and 2.15(b) effective as of the date hereof as Buyer desires but only if such plans provide for a comparable level of benefit as is provided under the applicable Buyer Plan. Buyer also may delay the transition of the Employees to Buyer's Plans to the next available open enrollment period or entry date under the applicable Buyer Plan.

         (c) For purposes of eligibility, vesting and entitlement to vacation, if permitted by Buyer's Plans, each Employee shall be given credit under Buyer's Plans (including without limitation the vacation policy(ies) included within Buyer's Plans) for such Employee's service with the Company prior to the Closing Date to the extent such service was credited under the Company's plans effective immediately prior to the Closing; and, if permitted by Buyer's Plans, each Employee and covered dependent thereof shall be allowed to participate in each of Buyer's Plans without regard to preexisting conditions, waiting periods, or actively at work requirements and, if permitted by Buyer's Plans, will receive credit toward deductibles and co-payments for expenses under the Company's medical and dental plans prior to Closing. Each Employee shall be credited under the vacation policy(ies) included within Buyer's Plans with all vacation accrued by such Employee prior to the Closing Date under the vacation policy(ies) included within the Company's plans effective prior to the Closing and not used by such Employee prior to the Closing Date; provided, however, no Employee shall be credited with more than two (2) weeks of unused vacation accrued from plan years preceding the plan year in which Closing occurs. Upon termination after the Closing of any Employee's employment with the Company, Buyer shall pay or cause the Company to pay to such Employee the amount of all vacation accrued by such Employee prior to the Closing Date and not used by such Employee prior to such termination of employment, excluding unused vacation in excess of two (2) weeks accrued from plan years preceding the plan year in which Closing occurs.

         (d) Following the Closing, Buyer shall cause the Company to create a pool of $1,800,000 to be distributed by the Chief Executive Officer of the Company to certain key employees of the Company as fully paid, non-contingent retention bonuses.

         4.15 Employment Agreement. At the Closing, Stephen P. Kavouras and the Company shall enter into an employment agreement in the form attached hereto as Exhibit A, dated as of the Closing Date.

         4.16 Non-Competition Agreement. At the Closing, Stephen P. Kavouras and the Buyer shall enter into a Confidentiality and Non-Competition Agreement in the form attached hereto as Exhibit B, dated as of the Closing Date.

         4.17 Radac Patent Agreement. At or prior to the Closing, Stephen P. Kavouras shall, at no expense to the Company or Buyer, terminate his rights to receive any royalties, fees or other payments pursuant to the Agreement for Title Transfer of Radac Patent dated May 6, 1986, between Stephen P. Kavouras and the Company, and shall transfer to the Company, in form sufficient for filing in the U.S. Patent and Trademark Office, all of its right, title and interest in the Radac patent which is the subject of such agreement.

         4.18 1997 Audited Financial Statements. Prior to Closing, Principals shall cause the Company to deliver to Buyer the audited consolidated balance sheets of the Company as of December 31, 1997, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended, including the notes thereto, together with the unqualified report thereon of Coopers & Lybrand, L.L.P. (the "1997 Audited Financial Statements"). Principals will jointly and severally represent and warrant to Buyer at Closing, on the form of certificate attached hereto as Exhibit D, that the 1997 Audited Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of December 31, 1997, and the results of operations for the year then ended, all in conformity with generally accepted accounting principles.

         4.19 Tax Matters. Principals shall cause all tax allocation, tax sharing and similar agreements, if any, to which the Company is or was a party at any time on or before the Closing Date to be terminated as of the Closing Date. After the Closing, the Company shall have no obligation for the payment of any amount pursuant to any such agreement, except as expressly provided for in the Financial Statements. Principals agree that they will cause the Company to prepare its fiscal 1997 U.S. federal income tax returns based upon the 1997 Audited Financial Statements. Principals agree that they will not permit the Company to amend its U.S. federal income tax returns relating to periods prior to January 1, 1997 in a manner that would adversely affect the Company or Buyer, without the consent of Buyer.

         4.20 Meteognosis S.A.. Prior to Closing, Principals shall cause the Company to divest itself of any ownership interest in Meteognosis S.A., a Greek corporation, without incurring any additional material liability with respect to such investment not reflected on the Financial Statements.


                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement and the Stock Purchase Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement, or (ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

         (b) Sellers, Principals and Buyer and any other person (as defined in the HSR Act) required in connection with the transactions contemplated hereby and in the Stock Purchase Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions with the Antitrust Division and the FTC pursuant to the HSR Act shall have made such filings and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         (c) Buyer and the Company shall have filed with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities, experimental FCC authorizations, and equipment authorizations currently held by the Company pursuant to the FCC Rules, and each such application shall have been approved by the FCC.

         (d) Each condition to closing set forth in the Stock Purchase Agreement shall have been fulfilled at or prior to Closing, or such condition shall have been waived by the party whose obligations under such Stock Purchase Agreement were contingent upon such condition.

         (e) Seventy-five percent (75%) of the shares held by non-interested shareholders of the Company (as defined in Section 280(g) of the Internal Revenue Code of 1986, as amended) shall have approved the payments to be made to Stephen P. Kavouras under the Employment Agreement and the Confidentiality and Non-Competition Agreement.

         5.02 Conditions to the Obligations of Principals to Effect the Transactions Contemplated Hereby. The obligations of Principals to effect the transactions contemplated by this Agreement and the Stock Purchase Agreement shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by any Principal in writing:

         (a) Buyer shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement and the Stock Purchase Agreement required to be performed and complied with by it at or prior to the Closing and all representations and warranties of Buyer contained in this Agreement and the Stock Purchase Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as if the Closing Date was the date of this Agreement), and Principals shall have received certificates to that effect signed by the President or any Vice President of Buyer together with such other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement and the Stock Purchase Agreement or otherwise reasonably required by Buyer in connection herewith or therewith.

         (b) Principals shall have received an opinion from counsel to Buyer, dated the Closing Date, to the effect set forth in Exhibit C hereto.

         (c) Buyer shall have delivered to Principals a copy of the Certificate of Incorporation of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware and (ii) a certificate from the Secretary of the State of Delaware to the effect that Buyer is in good standing in such State.

         (d) No actions or proceedings which have a material likelihood of success shall have been instituted or, to the knowledge of Buyer, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

         (e) All material consents, waivers, authorizations, licenses and approvals, if any, necessary to permit Principals and Sellers to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement shall have been received.

         (f) All documents and instruments to be delivered at Closing or otherwise in connection with the transactions contemplated by this Agreements and the Stock Purchase Agreement shall be reasonably satisfactory in form and substance to Principals, Sellers and their counsel.

         (g) Buyer and DTN Market Communications Group, Inc. shall have performed all of their obligations under that certain Agreement Regarding Purchase of Contract and Contract Rights dated of even date herewith with the Company required to be performed by them prior to the Closing.

         5.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

         (a) Principals and Sellers shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement and the Stock Purchase Agreement required to be performed and complied with by them at or prior to the Closing and all representations and warranties of Principals and Sellers set forth in this Agreement and the Stock Purchase Agreement shall be true and correct in all material respects as of the date of this Agreement and as amended by any Disclosure Supplements as of the Closing Date (as if the Closing Date was the date of this Agreement), and Buyer shall have received a certificate to that effect signed by Principals, in the form attached hereto as Exhibits D, together with such other documents, instruments and writings required to be delivered by Principals and Sellers or by the Company at or prior to the Closing pursuant to this Agreement and the Stock Purchase Agreement or otherwise required in connection herewith or therewith, provided, however, that if the Disclosure Supplements reveal a material change from the Schedules attached hereto at the date hereof that is unacceptable to Buyer, Buyer shall not be obligated to effect the transactions contemplated hereby. The immediately foregoing proviso, however, shall not apply to changes in the Disclosure Supplements regarding the matters set forth in Schedule 5.03(a) of the Disclosure Schedule, as to which changes Buyer shall not be relieved from its obligations to effect the transactions contemplated hereby.

         (b) Principals shall have delivered to Buyer (i) copies of the Company's Articles of Incorporation including all amendments thereto certified by the Secretary of State of the State of Minnesota, (ii) a certificate from the Secretary of State to the effect that the Company is in good standing and listing all charter documents of the Company on file, (iii) a certificate from the Secretary of State or other appropriate official in each state in which the Company is qualified to do business to the effect that the Company is in good standing in such state and (iv) certificates as to the tax status of the Company in the State of Minnesota and each state in which the Company is qualified to do business.

         (c) Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Company, from February 28, 1998 and Principals shall have delivered to Buyer the certificate in the form attached hereto as Exhibit D, dated the Closing Date, to such effect; provided, however, that this Section 5.03(c) shall not apply to, and no condition to Closing or right of Buyer to elect not to effect the transactions contemplated herein shall be created, as a result of any action or occurrence contemplated by
Schedule 5.03(a) of the Disclosure Schedule.

         (d) No action or proceedings which have a reasonable likelihood of success shall have been instituted or, to the knowledge of any Principal, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby or by the Stock Purchase Agreement.

         (e) Each  party  hereto  shall have  received  all  material  consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of this Agreement and the Stock Purchase Agreement by the parties hereto and thereto.

         (f) Buyer shall have received an opinion from Faegre & Benson, LLP, counsel to Principals, dated the Closing Date, to the effect set forth in Exhibit E hereto.

         (g) No injunction or other court order requiring that any part of the business or assets of the Company be held separate or divested or that any business or assets of Buyer or any affiliate of Buyer be divested, or imposing or involving any conditions on Buyer or its affiliates or the Company, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either Buyer or any affiliate of Buyer on the one hand, or the Company on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

         (h) The  Company  shall not have taken any of the  actions set forth in
Section  4.01(a) - (o) to the  extent  such  actions  were not  permitted  under
Section 4.01 and had, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company, taken as a whole.

         (i) Buyer shall have received satisfactory evidence of the resignation as of the time of Closing of such of the present officers (in their capacity as corporate officers only) of the Company (other than Stephen P.
Kavouras) as Buyer may request at least 3 business days prior to Closing.

         (j) Other than as disclosed in the Disclosure Schedule, there shall not be in effect at the Closing Date any contractual provisions restricting the ability of the Company or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

         (k) Buyer and its counsel shall have approved (which approval shall not be unreasonably withheld) all documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement.

         (l) Buyer shall have received the 1997 Audited Financial Statements and they shall not show a material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Company when compared to the Unaudited Financial Statements; provided, however, that this Section 5.03(l) shall not apply to, and no condition to Closing or right of Buyer to elect not to effect the transactions contemplated herein shall be created, as a result of any such action or occurrence contemplated by Schedule 5.03(a).



                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

         6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for a period of one year from the Closing Date, provided that (x) any claim for indemnification which is asserted within the time period set forth in Section 6.02(d) shall survive such one year period, for the period set forth in such Section, and (y) any claim for indemnification pursuant to Section 6.02(a)(iii) shall survive indefinitely.

         6.02 Post-Closing Indemnification. (a) From and after the Closing Date, each Principal shall jointly and severally defend, indemnify and hold harmless Buyer and its subsidiaries (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), suffered by any of them as a result of, or arising from: (i) except for matters referred to in clauses (ii) and (iii) hereof, any inaccuracy in or breach of or omission from any of the representations or warranties made by Principals in Article II of this Agreement or pursuant hereto (as amended by the Disclosure Supplements), or any nonfulfillment, partial or total, of any of the covenants or agreements made by Principals in this Agreement to the extent not waived by Buyer in writing; (ii) any claim, action, suit, proceeding or investigation of any kind by WSI Corporation or its successors or assigns relating to or arising from the relationship between the Company and EarthWatch, including without limitation any claim, action, suit, proceeding or investigation by WSI Corporation in connection with that certain Letter of Intent between the Company and EarthWatch referred to in Schedule 2.14 of the Disclosure Schedule, or agreements entered into between the Company and EarthWatch pursuant to such Letter of Intent; and (iii) there being outstanding at the Closing any shares of capital stock of the Company other than those set forth on Schedule 1 attached to the Stock Purchase Agreement or any right of a person to purchase or receive any additional shares of capital stock or other securities of the Company, including without limitation any outstanding subscriptions, scrip, warrants, commitments, conversion rights, calls, options or agreements to issue or sell additional securities of the Company.

         (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Principals and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in
Article III of this Agreement or pursuant hereto, or any non-fulfillment, partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Principals in writing.

         (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this
Article VI, the indemnified party shall promptly (and in any case within ten days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, that (i) in such event the indemnified party's selection of counsel shall be subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld, and (ii) the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

         (d) Claims for  indemnification  made pursuant to Section 6.02(a)(i) or
Section 6.02(b) shall be made within a period of one year from the Closing Date. Notwithstanding anything to the contrary in this Article VI, claims for indemnification pursuant to Section 6.02(a)(ii) shall be made within five years from the Closing Date, and claims for indemnification pursuant to Section 6.02(a)(iii) may be made at any time and such indemnification obligation shall survive indefinitely.

         6.03 Limitation on Indemnification. (a) Notwithstanding the provisions of Section 6.02(a) hereof, Principals shall not be obligated to indemnify and hold harmless the Buyer Indemnitee Group: (i) with respect to the indemnification contained in clause (i) of Section 6.02(a), unless and until the aggregate amount of all claims for which indemnification is sought under such clause (i) exceeds Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000; and (ii) with respect to the indemnification contained in clause (ii) of Section 6.02(a), unless and until the aggregate amount of all claims for which indemnification is sought under such clause (ii) exceeds One Million Dollars ($1,000,000), and then only as to the amount by which aggregate claims thereunder exceed $1,000,000. Notwithstanding the provisions of Section 6.02(b) hereof, Buyer shall not be obligated to indemnify and hold harmless Principals until the aggregate of all claims for which indemnification is sought against Buyer under Section 6.02(b) of this Agreement and Section 6.02(a) of the Stock Purchase Agreement exceeds, in the aggregate, Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000.

         (b) There shall be no limitations (either minimum thresholds or maximum amounts) applicable to the indemnification contained in clause (iii) of Section 6.02(a).

         (c) Subject to the last sentence of this Section 6.03(c), the aggregate liability of Principals with respect to the indemnification contained in clause
(i) of Section  6.02(a),  after giving  effect to the  limitations  set forth in
Section 6.03(a) hereof, and Buyer's aggregate liability with respect to the indemnifications contained in Section 6.02(b) of this Agreement and Section 6.02(a) of the Stock Purchase Agreement, after giving effect to the limitations set forth in Section 6.03(a) hereof, shall not exceed $2,000,000, and each party hereto waives (on its own behalf, and on behalf of all indemnified persons named hereunder benefiting from such party's indemnification) any and all rights, claims and causes of action that it or such persons may have against the indemnifying party under such indemnification provisions to the extent such rights, claims and causes of action would or could result in aggregate liability of the indemnifying party in excess of $2,000,000. Subject to the last sentence of this Section 6.03(c), the aggregate liability of Principals with respect to the indemnification contained in clause (ii) of Section 6.02(a), after giving effect to the limitations set forth in Section 6.03(a) hereof, shall not exceed $1,000,000, and Buyer waives (on its own behalf and on behalf of the Buyer Indemnitee Group) any and all rights, claims and causes of action that it or the Buyer Indemnitee Group may have against Principals under such Section 6.02(a)(ii) to the extent such rights, claims and causes of action would or could result in aggregate liability of Principals in excess of $1,000,000. Notwithstanding the foregoing provisions of this Section 6.03(c), the aggregate liability of each Trust with respect to the indemnifications contained in clauses (i) and (ii) of Section 6.02(a) of this Agreement and Section 6.02(b) of the Stock Purchase Agreement shall not exceed the amount set forth opposite such Trust's name in Schedule 1 attached to the Stock Purchase Agreement, being the purchase price for such Trust's Shares.

         (d) Except for liability provided for in Section 7.02(b) hereof and the remedy of specific performance provided for in Section 8.12 hereof, each party hereto acknowledges and agrees that his or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article
VI. In furtherance of the foregoing, each party waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that it may have against the other party arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this Article VI.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)  by the mutual consent of Principals and Buyer; or

         (b) by either Buyer or Principals if the Closing shall not have occurred on or before December 31, 1998 or such later date as may be agreed upon by Buyer and Principals; or

         (c)      upon the termination of the Stock Purchase Agreement.

         7.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 7.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) the parties hereto will promptly redeliver to the Company, Principals or Buyer, as the case may be, all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

         (b) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except (i) with respect to Section 4.04, and (ii) solely with respect to terminations pursuant to Section 7.01(b), any party whose material breach of any covenant or agreement hereunder shall have resulted in the failure of the transactions contemplated by this Agreement to close, shall be liable for breach of contract or otherwise, to the extent provided by law (it being understood, however, that any matter set forth on a Disclosure Supplement hereunder shall not be construed as a breach or default of this Agreement); provided, however, that this subsection (b) (ii) shall not be construed to limit the remedies otherwise available with respect to such defaulting party.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Principals.

         8.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.02.

         8.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         8.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Principals, to:
                  Stephen P. Kavouras
                  11400 Rupp Drive
                  Burnsville, Minnesota  55337
                  Facsimile:  612-882-4447
                  with a copy to:

                  Faegre & Benson, L.L.P.
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  Attn: Andrew G. Humphrey
                  Facsimile:  612-336-3026

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Greg T. Sloma, President
                  Facsimile:  402-390-7188

                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry
                  Facsimile:  402-392-0816

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         8.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

         8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

         8.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         8.09 Entire  Agreement.  This Agreement,  including the Exhibits hereto and the agreements (including the Stock Purchase Agreement), documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions. Notwithstanding the foregoing, the terms of that certain Confidentiality Agreement between the Company and Buyer dated December 30, 1997 shall continue in effect.

         8.10  Certain Definitions.

         (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

         (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (d)  The term "day" shall mean a calendar day unless otherwise stated.

         (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

         (f) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or its subsidiaries.

         (g) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

         8.11 Severability. The parties hereto acknowledge that the provisions of this Agreement are reasonable under the circumstances. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

         8.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and expert's fees and costs in addition to such other relief as may be granted.

         8.13 Primary Obligation. The obligations and liabilities of Principals under this Agreement shall be primary and shall be the joint and several obligation and liability of each Principal. Principals agree that in any right of action which may accrue to Buyer under this Agreement, Buyer may proceed against any of the Principals without having commenced any action or having obtained any judgment and without first attempting to collect or proceed against any other Principal or any of the Sellers pursuant to the Stock Purchase Agreement.

         IN WITNESS WHEREOF, Principals and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                       DATA TRANSMISSION NETWORK
                                       CORPORATION


                                       By:  /s/  Greg T. Sloma
                                            Greg T. Sloma, President

                                            /s/  Stephen P. Kavouras
                                            Stephen P. Kavouras

                                            STEPHEN P. KAVOURAS REVOCABLE
                                            TRUST UNDER AGREEMENT DATED
                                            SEPTEMBER 13, 1995

                                       By   /s/  Stephen P. Kavouras
                                            Stephen P. Kavouras, Trustee

                                            IRREVOCABLE GST TRUST FOR STEPHEN
                                            P. KAVOURAS UNDER AGREEMENT
                                            DATED JULY 29, 1997

                                       By  /s/  Stephen P. Kavouras
                                           Stephen P. Kavouras, Trustee


                                       And /s/ Laura Burrow
                                           Laura Burrow, Trustee

                                  EXHIBIT 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in Registration Statements No. 33-50406 and No. 33-50412 of Data Transmission Network Corporation on Forms S-8 of our report dated April 6, 1998 on our audits of the consolidated financial statements of Kavouras, Inc. as of December 31, 1997 and 1996 and for the years ended, which report is included in this Form 8-K/A.





                                                  PricewaterhouseCoopers LLP


Minneapolis, Minnesota
September 3, 1998

                                  EXHIBIT 99.1


         News release of Data Transmission Network Corporation dated March 31, 1998.

Data  Transmission  Network  Corporation  (DTN)  and  Kavouras,   Inc.  Announce
Agreement In Principle

         OMAHA, NEB - Data Transmission Network Corporation (DTN) (NASDAQ: DTLN) and Kavouras, Inc. (Kavouras) announced today an agreement in principle among DTN and the principal shareholders of Kavouras for the acquisition by DTN of their stock in Kavouras. Kavouras is engaged in the development, design, manufacture, marketing and service of meteorological equipment and provides meteorological data services to government, aviation, commercial broadcast and other industries including DTN.

         Upon closing of the transaction, DTN will acquire the stock of Kavouras. Kavouras currently has approximately 600 customers in the aviation, broadcast, government and other industries receiving meteorological data. Kavouras recorded revenues of $19,679,000 and $17,562,000 for the years ending December 31, 1997 and 1996, respectively.

         The  anticipated  terms  of the  acquisition  were not  disclosed.  The
transaction  is  subject  to  conditions  of  closing,   including  approval  by
regulatory authorities.

         Data Transmission Network Corporation (NASDAQ:DTLN) in Omaha, Nebraska, is an innovative information and communication provider for the agricultural, automotive, energy, farm implement, financial, mortgage, produce, golf, turf management, construction, aviation, emergency management and weather-related industries. DTN is committed to providing comprehensive, timely and affordably priced information including weather, news, quotes, market analysis and commentary to more than 160,000 subscribers in US and Canada via all relevant distribution technologies.

         Kavouras, Inc., founded in 1976, is a premier designer and manufacturer of advanced meteorological technology for critical-need applications throughout the world. From giant 1,000,000-watt Doppler radar to PC weather workstations, Kavouras serves aviation, broadcasting, agriculture, power utilities and a myriad of government agencies and universities with single-source meteorological hardware and software from their corporate headquarters in Minneapolis, Minnesota.

                                  EXHIBIT 99.2

         News release of Data  Transmission  Network  Corporation  dated July 6,
1998.

DTN ANNOUNCES CLOSING OF KAVOURAS, INC. STOCK ACQUISITION

         OMAHA, NEB - Data Transmission Network Corporation (DTN) (NASDAQ: DTLN)
announced  today  the  closing  of  the  acquisition  of  Kavouras,   Inc.,  for
$22,650,000 cash.

         Kavouras, Inc. has approximately 600 customers in aviation, broadcast, government and other industries, including DTN, receiving meteorological data. The company engages in the development, design, manufacture, marketing and service of single-source meteorological hardware and software for providing weather data services. Kavouras recorded revenues of $19,679,000 and $17,562,000 for the years ending December 31, 1997, and 1996, respectively.

         "Until now, DTN has been focused on the low end of the weather market while Kavouras has been a provider for the high end market, such as TV broadcast," stated Greg Sloma, President and Chief Operating Officer of DTN. "This acquisition or combination allows DTN to target all markets, including the middle markets, such as services to emergency management in all counties of the U.S. We are very excited about our growth prospects in the weather industries due to this acquisition," Sloma said.

         Kavouras, Inc., which was founded in 1976, will operate under the name DTN Kavouras Weather Services and will maintain the current facilities in Minneapolis, Minnesota.

         Data Transmission Network Corporation in Omaha, Nebraska, is an innovative information and communication provider for a variety of industries including agriculture, financial services, energy and weather-related industries such as aviation, broadcast, government, turf management, construction, emergency management and others. Additional industries served include automotive, electrical equipment and freight transportation. DTN is committed to providing comprehensive, time sensitive and affordably priced information including weather, news, quotes, market analysis and commentary to more than 160,000 subscribers in the U.S. and Canada via all relevant distribution technologies.